Exhibit 10.8

AMENDED AND RESTATED
JOINT VENTURE CONTRACT
between
CHINA CERTIFICATION & INSPECTION (GROUP) CO., LTD.
and
UL LLC
Dated October 28, 2022

THIS AMENDED AND RESTATED JOINT VENTURE CONTRACT (this “Contract”) is made on October 28, 2022 by and between:
(1)    CHINA CERTIFICATION & INSPECTION (GROUP) CO., LTD., a limited liability company duly organized and existing under the laws of the PRC (“Party A”); and
(2)    UL LLC, a limited liability company duly organized and existing under the laws of the State of Delaware, U.S.A. (“Party B”).
(each a “Party” and collectively the “Parties”)
WHEREAS, China National Import and Export Commodities Inspection Corporation and Underwriters Laboratories Inc. entered into a Joint Venture Establishment Contract on June 26, 2002 (which, together with all subsequent amendments thereto, are referred herein as the “2002 Joint Venture Establishment Contract”) to jointly establish UL-CCIC Company Limited, a limited liability company incorporated in Suzhou, Jiangsu Province, PRC (the “Company”);
WHEREAS, China National Import and Export Commodities Inspection Corporation was renamed as China Certification & Inspection (Group) Co., Ltd. in 2004, and Underwriters Laboratories Inc. transferred all of its equity interests in the Company to UL LLC in 2014; and
WHEREAS, the Parties intend to continue their cooperation through the Company. In accordance with the Foreign Investment Law, the Company Law and other applicable laws and regulations of the PRC, the Parties hereby enter into this Contract to amend and restate the 2002 Joint Venture Establishment Contract to further extend the term of the Company and to set forth their respective rights and obligations as shareholders of the Company.
Therefore, the Parties agree as follows:
Article 1    DEFINITIONS AND INTERPRETATION
1.1    Unless the context otherwise requires, capitalized terms in this Contract shall have the meanings assigned to them in Appendix 1.
1.2    Headings; Interpretation
(1)    References to Persons shall include individuals, bodies corporate (wherever incorporated), unincorporated associations and partnerships.
(2)    The headings in this Contract are inserted for ease of reference only and do not affect its construction or interpretation.
(3)    References in this Contract to statutory provisions shall (where the context so admits and unless otherwise expressly provided) be construed as references to those provisions as amended, consolidated, extended or re-enacted from time to time (whether before or after the date of this Contract).

(4)    In this Contract, (a) words denoting the singular shall include the plural and vice versa; (b) words denoting one gender shall include each gender and all genders; (c) references to the Parties include their respective successors in title and permitted assignees; and (d) where the word “including” is used it shall be deemed to read “including without limitation”.
Article 2    PARTIES; REPRESENTATIONS AND WARRANTIES
2.1    The Parties to this Contract are:

Party A:	China Certification & Inspection Corporation (Group) Co., Ltd
Place of Registration:	Beijing, PRC
Legal Address:	24 F, No.18 Xiabehe Dongli, Chaoyang District, Beijing 100028, PRC

Party B:	UL LLC
Place of Registration:	Delaware, U.S.A.
Legal Address:	333 Pfingsten Road Northbrook, Illinois 60062, USA.
2.2    Each Party represents and warrants to the other Party that as of the date hereof:
(1)    it entered into this Contract independently, on its own behalf and on its own account;
(2)    it is a legal person duly incorporated or organized, validly existing and in good standing under the laws of the place of its incorporation, with all necessary corporate powers and authority to enter into this Contract;
(3)    the signatory of this Contract has been duly authorized by such Party to sign this Contract on behalf of the Party he represents; and
(4)    it has no existing or pending litigation, arbitration or other dispute with any third party that may prohibit, restrict, impede or affect the execution and performance of this Contract and is not subject to any government investigation or regulatory proceeding that prohibits, restricts or impedes its performance of this Contract.
Article 3    PURPOSE AND BUSINESS SCOPE
3.1    The business scope of the Company is to provide safety testing and certification services, management system registration services, commercial inspection and testing service, EMC and telecom testing services for products distributed in Chinese and international markets (the “Business Scope”).

3.2    The purpose of the Company is to effectively respond to Chinese clients’ requests for the Services and to minimize their costs and burdens when requesting such Services for products intended for distribution internationally or within the PRC. In pursuing this purpose, the Parties desire to strengthen technical cooperation. To increase its efficiency, the Company shall adopt efficient management methods and combine the strength of both Parties. The Company shall attempt to generate satisfactory economic benefits and profits for both Parties.
Article 4    THE COMPANY
4.1    In accordance with the Foreign Investment Law, the Company Law and other laws and regulations of the PRC, the Parties agree to operate the Company in accordance with the provisions of this Contract.
4.2    The name of the Company in Chinese is: 苏州UL美华认证有限公司
The name of the Company in English is: UL-CCIC Company Limited.
The legal address of the Company is: No.2 Chengwan Road, Suzhou Industrial Park, Suzhou City, Jiangsu Province, PRC.
The Company may establish branch offices and/or business offices in other places in or outside China as the Company deems suitable based on its business needs.
4.3    Design and construction of the premises and other facilities of the Company shall be in accordance with mutually agreed upon standards and in accordance with requirements under the laws and regulations of the PRC.
4.4    All activities of the Company shall be protected and governed by the applicable laws, rules and regulations of the PRC. If, after the Effective Date of this Contract, the PRC government at the national, provincial or local level provides or permits, through any new laws, regulations or otherwise, treatment of the Company or either Party that is more favorable than under the terms of this Contract, then the Parties and the Company shall cooperate to apply promptly to obtain the benefits of the more favorable treatment.
4.5    The Company shall have independent Chinese legal person status and, unless otherwise stated in this Contract, any transaction between the Company and Party A or Party B or any of the Parties’ Affiliates or related parties shall be on an arm’s length basis in accordance with competitive market conditions.
4.6    Each Party to this Contract is liable to the Company only to the extent of the Registered Capital it subscribed and contributed. Any profits, risks or losses shall be shared by the Parties in proportion to their respective contributions made to the Registered Capital of the Company. In case of the Company incurring losses, neither Party shall be obliged to contribute additional funds to the Company in excess of its then subscribed capital contribution to the Registered Capital. The Company is liable to a third party only to the extent of its assets.
4.7    The Parties shall sign and adopt the Amended and Restated Articles of Association of the Company in the form of Appendix 2 attached hereto. Immediately after the signing of this Contract and the Amended and Restated Articles of Association, the Parties shall submit this Contract and the Amended and Restated Articles of Association, together with other required documents, to the SAMR for registration and filing in accordance with the applicable laws of the PRC. The English and Chinese versions of this Contract and the Amended and Restated Articles of Association shall be of equal validity and authenticity. In the case of any discrepancy between the two versions, the Parties shall determine their common intention through friendly discussion.
4.8    The establishment date of the Company is January 13, 2003.
Article 5    TOTAL INVESTMENT AND REGISTERED CAPITAL
5.1    The total investment in the Company is USD 15,000,000, of which the Registered Capital of the Company is USD 6,100,000 and the balance shall be raised through loans to the Company.
5.2    As of the date hereof, the respective capital contributions subscribed and contributed by each Party to the Registered Capital are:

	Subscribed registered capital	Contributed registered capital	Shareholding percentage	Contribution status
Party A	USD 1,830,000	USD 1,830,000	30%	Fully paid
Party B	USD 4,270,000	USD 4,270,000	70%	Fully paid
Total	USD 6,100,000	USD 6,100,000	100%	Fully paid
Additional funds for the Company’s further investment and/or operating needs may be obtained by the Company through loans from Chinese or foreign financial institutions. The Parties may also provide loans to the Company, but shall have no obligation to do so. The Company’s Board of Directors or other management designated by the Board shall, with the assistance of the Parties, arrange for such loans on the most competitive terms available to it.
5.3    The Parties agree that the value of in-kind contributions (if any) made by the Parties shall be based on the Fair Market Value. Party A shall be responsible for completing the state asset valuation procedure, if any state-owned asset is involved in such in-kind contributions. Party A and Party B shall mutually select an appraiser and determine the principles for valuation of the state-owned assets of Party A to be contributed. For non-

state-owned assets, the Parties agree to mutually determine the Fair Market Value without consulting with an independent appraiser. The Parties may engage an independent appraiser if the Parties cannot mutually agree on the Fair Market Value or otherwise decide to engage an independent appraiser.
5.4    The Company shall engage a certified public accounting firm registered in the PRC agreed by the Parties to verify each capital contribution of Registered Capital made by the Parties and issue a capital verification report for each capital contribution (including any capital contribution made in future capital increases made in accordance with Article 5.6). The Company then shall issue certificates of capital contribution reflecting the value of each contribution of Registered Capital on the basis of the verification report. Such certificates of capital contribution issued to the Parties shall constitute proof that the Parties have made their respective contributions of Registered Capital.
5.5    Any change in the Registered Capital of the Company shall be approved by the Shareholders’ Meeting in accordance with Article 9.1 and registered with the SAMR.
5.6    In the event that the Shareholders’ Meeting approves an increase of the Registered Capital (the “Capital Increase”), the Board shall give written notice (a “Capital Increase Notice”) to each Party which specifies (i) the valuation of the Company for the purpose of the Capital Increase as approved by the Shareholders’ Meeting, (ii) the amount of the Capital Increase to be subscribed by each Party (which shall be pro rata to their respective shareholding percentage) (the “Capital Increase Amount”), (iii) the date on which the Capital Increase Amount shall be paid and (iv) other reasonable details about such Capital Increase. Each Party shall have the right (but not the obligation) to participate in the Capital Increase in accordance with the Capital Increase Notice by giving a written confirmation notice to the Board (the “Participating Notice”) within fifteen (15) days after its receipt of the Capital Increase Notice. If a Party decides not to participate or only participate in the Capital Increase at a percentage less than its shareholding percentage, such Party shall notify the Board and the other Party of the same in writing (the “Non-Participating Notice”) within fifteen (15) days after its receipt of the Capital Increase Notice. If a Party has delivered a Non-Participating Notice or fails to deliver either a Participating Notice or Non-Participating Notice within the required fifteen (15)-day period, then such Party shall be deemed a “Non-Participating Party” and the following shall apply:
(1)    the other Party (the “Participating Party”) may elect to proceed to subscribe its portion of the Capital Increase and is further entitled to (by notifying the Board and the Non-Participating Party in writing within ten (10) days after the earlier of (i) its receipt of the Non-Participating Notice or (ii) the lapse of the fifteen (15)-day period following the Capital Increase Notice), subscribe all or a portion of the Registered Capital foregone by the Non-Participating Party, and the Non-Participating Party’s shareholding percentage will be diluted accordingly pursuant to the foregoing. In such case, the Non-Participating Party shall cooperate with the Company and the Participating Party in a timely manner, including passing resolutions and executing such documents and formalities as may be required to consummate such Capital Increase. .
(2)    For the purpose of any Capital Increase in which one of the Parties is a Non-Participating Party, if the Non-Participating Party so requests in writing to the Board within ten (10) days after the Board’s and the Non-Participating Party’s receipt of the aforementioned notice from the Participating Party, the valuation of the Company for the purpose of the Capital Increase (and the consequent level of dilution of the Non-Participating Party) shall be based on the Fair Market Value of the Company to be determined by an independent appraiser, which shall be jointly selected and engaged by the Parties within a further ten (10) days from the Board’s receipt of the written request from the Non-Participating Party. As soon as practicable, and in any event not more than thirty (30) days following its engagement, the appraiser shall determine the Fair Market Value of the Company as at the date of the Capital Increase Notice. The Fair Market Value of the Company so determined pursuant to this article shall be final and binding on the Parties for the purpose of the Capital Increase.
(3)    Notwithstanding the foregoing Article 5.6(2), the Participating Party shall have the right not to proceed with the Capital Increase (or any part thereof) if the Fair Market Value as determined pursuant to foregoing Article 5.6(2) is more than 15% in excess of the valuation approved by the Shareholders’ Meeting as specified in the Capital Increase Notice.
5.7    Any decrease in the Registered Capital shall be made by the Parties in the same proportion as their then respective contributions to the Registered Capital, unless otherwise agreed in writing between the Parties.
Article 6    RESPONSIBILITIES OF EACH PARTY; ANCILLARY
AGREEMENTS
6.1    In addition to and without prejudice to Party A’s contractual responsibilities specified elsewhere in this Contract, Party A’s responsibilities shall also include:
(1)    assisting Party B’s expatriates in obtaining necessary entry visas, work permits and travel formalities in the PRC;
(2)    assisting the Company in recruiting qualified Chinese management personnel, technical personnel, workers, interpreters and other personnel and assisting the Company in training employees subject to the requirements of the Company;
(3)    assisting the Company in obtaining and maintaining all necessary approvals, permits and licenses, including environmental, construction and operating permits concerning the operations of the Company from the appropriate authorities in the PRC;

(4)    assisting the Company to procure (by purchase, lease or otherwise) within the PRC stable and adequate supplies of all raw materials, components, equipment and office supplies, water, gas, electricity, and telephone, computer and facsimile services, and all other items and facilities required to conduct the business scope and purpose of the Company (including connections to public roads, sewage and storm water facilities), on favorable terms;
(5)    assisting the Company with customs procedures including but not limited to the customs regulation, customs clearance for import and duty exemption treatment that may be available to the Company under the applicable PRC law and regulations;
(6)    assisting the Company in obtaining favorable tax and customs status during the Joint Venture Term and assisting with the tax and customs matters of the Company and Party B relating to the Company in accordance with applicable laws and regulations;
(7)    assisting the Company in applying to banks in the PRC for the opening of foreign currency and RMB accounts and assisting the Company in securing local financing for the Company as permitted by the laws and regulations of the PRC;
(8)    assisting the Company in applying for any approval necessary for the Company to obtain foreign exchange, engaging in activities of managing its foreign exchange, obtaining any approvals necessary to remit to Party B dividends or other amounts owed to Party B;
(9)    assisting the Company with access to the financial institutions in the PRC for conversion of RMB into foreign exchange for the Company’s purchases of equipment and materials and for the payment of dividends and royalties, if any;
(10)    assisting the Company in its sales, marketing and promotion of Services in the PRC;
(11)    assisting the Company and Party B in its future business development and expansion efforts, including assisting the Company in achieving accreditation to participate in local testing and safety certification activities;
(12)    advising and updating the Company and Party B on laws and regulations of the PRC government on both national, provincial and local levels applicable to any aspect of the operation of the Company and guiding the Company to comply with any such laws and regulations;
(13)    directing new requests for Services from customers to the Company with respect to products intended for distribution in the United States and Europe, provided that the direction of these requests shall be made by Party A in its sole discretion and without consultation with the Company or Party B;

(14)    coordinating sales, marketing and promotion focus and efforts with the Company to avoid conflicting efforts if Party A and the Company become accredited under the same local safety certification schemes;
(15)    providing other services in accordance with the CCIC Commercial Service Agreement or other similar agreements concerning or relating to the operation of the Company entered into by Party A or its Affiliates after the date hereof; and
(16)    other matters entrusted by the Company or otherwise provided in this Contract.
6.2    In addition to and without prejudice to Party B’s contractual responsibilities specified elsewhere in this Contract, Party B’s responsibilities shall also include:
(1)    assisting in providing training both within and outside of the PRC for the Company’s management, administration, technical and operational personnel necessary for the Company’s operation in accordance with the UL Training Services Agreement or other similar agreements or commitments entered into by Party B or its Affiliates;
(2)    assigning technical personnel needed for installing, testing and trial production of the testing equipment, as well as the technical personnel for production and inspection in accordance with the UL Training Services Agreement or other similar agreements or commitments entered into by Party B or its Affiliates;
(3)    assisting in selecting and purchasing machinery, equipment and materials outside of the PRC, conducting quality inspection thereof, and shipping the same to a designated Chinese port subject to the terms concluded between Party B and the Company;
(4)    assisting in the Company’s transition to international accounting and financial reporting standards;
(5)    directing new requests for Services from customers in China to the Company to the extent the customers agree, provided that the direction of these requests shall be made by Party B in its sole discretion and without consultation with the Company or Party A;
(6)    providing other services in accordance with the Company-UL Ancillary Agreements or other similar agreements concerning or relating to the operation of the Company entered into by Party B or its Affiliates after the date hereof; and
(7)    other matters entrusted by the Company or otherwise provided in this Contract.
6.3    The Parties hereby acknowledge, agree and confirm that, as of the date hereof, the 2002 Joint Venture Establishment Contract shall be replaced and superseded by this Contract in its entirety and the Articles of Association of the Company dated June 26, 2002 (which, together with all subsequent amendments thereto, are referred herein as the “2002

Articles of Association”) shall be replaced and superseded by the Amended and Restated Articles of Association in their entirety, and that neither Party has any claim against nor any liability towards the other Party under the 2002 Joint Venture Establishment Contract or the 2002 Articles of Association. Each Party agrees and does hereby unconditionally and irrevocably confirm and undertake that it has no claim, charge, cause of action, demand or complaint whatsoever against the other Party, its shareholders, members, Affiliates, directors, managers, officers, employees, representatives, agents, successors or permitted assignees under, arising out of or relating to any of the obligations and covenants set forth in the 2002 Joint Venture Establishment Contract and the 2002 Articles of Association, and that it forever waives, releases, and discharges in full the other Party, its shareholders, members, Affiliates, directors, managers, officers, employees, representatives, agents, successors or permitted assignees from any and all such claims, charges, causes of action, demands or complaints to the extent that these may exist or arise. The Parties hereby further mutually acknowledge, agree and confirm that none of the business activities carried on by either Party or its Affiliates in or outside of the PRC on or prior to the date of this Contract has been or is in breach of any provision in the 2002 Joint Venture Establishment Contract (including Articles 6.1(14) and 6.2(8) thereunder) or the 2002 Articles of Association, and that notwithstanding any provisions of this Contract, each Party and its Affiliates shall at all times after the date hereof continue to be entitled to conduct such business activities.
6.4    The Parties hereby acknowledge, agree and confirm that as of the date hereof:
(1)    the Reimbursement Agreement dated as of September 19, 2003 entered into by and among the Company, Party A and Underwriters Laboratories Inc. shall be terminated and cease to have any further force or effect, and that none of the parties thereto has any claim against nor any liability towards the other party thereunder;
(2)    the Services Undertaking and Business Transfer Agreement shall be terminated and cease to have any further force or effect, and that none of the parties thereto has any claim against nor any liability towards the other party thereunder;
(3)    the Trademark License Agreement dated as of January 13, 2003 entered into by and between the Company and Underwriters Laboratories Inc. shall be terminated and cease to have any further force or effect, and that none of the parties thereto has any claim against nor any liability towards the other party thereunder;
(4)    the UL Know-How License and Technical Assistance Agreement shall be terminated and cease to have any further force or effect, and that none of the parties thereto has any claim against nor any liability towards the other party thereunder;
(5)    the Source Verification and Inspection Services Agreement dated as of February 9, 2000 entered into by and between Party A and Underwriters Laboratories Inc. shall be terminated and cease to have any further force or effect, and that none of the parties thereto has any claim against nor any liability towards the other party thereunder; and
(6)    the Agreement to Conduct Follow-Up Services dated as of October 1, 1997 entered into by and between Party A and Underwriters Laboratories Inc. shall be terminated and cease to have any further force or effect, and that none of the parties thereto has any claim against nor any liability towards the other party thereunder.
6.5    For the avoidance of doubt, the termination of the contracts and agreements (or the relevant provisions thereof) referred to in Article 6.4 shall not affect the continuation of the Ancillary Agreements, which shall remain in force and effect until terminated in accordance with their terms. The aforesaid Ancillary Agreements comprise of:
(1)    the License Agreement dated as of January 1, 2014 entered into by and between UL AG and the Company, its addendum dated as of July 1, 2014, its amendment dated as of January 1, 2015 and the assignment agreement in connection thereto dated as of December 21, 2018, as may be amended from time to time;
(2)    the Consulting Services Agreement dated as of January 1, 2015 entered into by and between the Company and Party B, as may be amended from time to time;
(3)    the Information Systems Services Agreement dated as of January 1, 2015 entered into by and between the Company and Party B, as may be amended from time to time;
(4)    the Training Services Agreement dated as of January 1, 2015, entered into by and between the Company and Party B, as may be amended from time to time;
(5)    the Corporate Service Agreement dated as of January 1, 2013 entered into by and between the Company and UL Electrical & Mechanical Technology (Shanghai) Limited, and its amendment dated as of July 1, 2020, as may be amended from time to time;
(6)    the Trademark License Agreement dated as of January 13, 2003 entered into by and between Party A and the Company, as may be amended from time to time;
(7)    the Commercial Service Agreement entered into by and between the Company and Party A including its addendum dated January 1, 2015, as may be amended from time to time;
(8)    the Conformity Assessor Agreement (L65) dated as of January 30, 2022, entered into by and between UL International Singapore – Private Limited and China Certification & Inspection Group Inspection Co., Ltd., as may be amended from time to time; and

(9)    Other ancillary agreements concerning or relating to the operation of the Company between the Company and UL, between the Company and CICC and between UL and CCIC that are entered into on or after the date hereof.
Article 7    KNOW-HOW LICENSE
7.1    The Parties agree that Party B or its relevant Affiliate shall license the Know-How to the Company in the PRC on a non-exclusive, limited duration, non- transferable basis in accordance with the terms and conditions set forth in UL License Agreement.
The Parties agree that Party A shall provide certain services to the Company in accordance with the terms and conditions set forth in the CCIC Commercial Service Agreement.
Article 8    TRADEMARKS/SERVICE MARKS, CORPORATE NAME AND
CONFIDENTIALITY
8.1    The Parties agree that each Party or its relevant Affiliates shall retain all trademarks, trade names, certification marks and service marks (the “Trademarks”) and other intellectual property right it or its relevant Affiliates may now possess or own or has made applications for with respect to its business. Neither Party nor the Company shall acquire any right, title, interest or license in any of the rights or properties belonging to the other Party (or its Affiliates) as a result of the execution or performance of this Contract, the Ancillary Agreements or the conduct of business of the Company.
8.2    Party B agrees to allow, or procure its relevant Affiliate having ownership of the “UL in a Circle” mark to allow, the Company to use such mark in accordance with the UL License Agreement and the following rules:
(1)    the use of mark shall be limited to promotional and marketing purposes, such as on business cards, and letterhead and office signs;
(2)    if, at any time during Joint Venture Term, Party B’s shareholding percentage in the Company is less than 70%, then upon Party B’s request, the Company shall cease to use the “UL in a circle” mark and remove “UL” from the Company’s name;
(3)    it is expressly agreed that upon the termination of this Contract and/or dissolution of the Company for any reason, the Company shall cease to use the “UL in a Circle” mark and all other UL trademarks immediately;
(4)    during the Joint Venture Term and after the termination thereof, Party A shall not, and shall cause its Affiliates not to, permit a proprietorship, partnership, company or other entity in which Party A or any of its Affiliates or its shareholders own any equity interests or otherwise participate directly or indirectly to use the names “Underwriters Laboratories Inc.”, “UL Inc.”, “UL Solutions Inc.”, “UL LLC” or

any abbreviation thereof in English or “美国安全检测实验室公司” in Chinese, the trademark “UL” in English, the trademark “UL Solutions”, the trademark “UL in a Circle” or any similar names or marks that may cause confusion; and
(5)    upon Party B’s request, the Company shall assist with protecting Party B’s and its Affiliates’ trademarks, including by cooperating with U.S. and PRC authorities to enforce Party B’s and its Affiliates’ registration of intellectual property rights in such trademarks, provided that the Company shall provide such assistance by devoting its employee’s time and will not be required to make any cash expenditures to assist with Party B’s and its Affiliates’ trademark protection.
8.3    The Parties acknowledge that the corporate names “Underwriters Laboratories Inc.”, “UL Inc.”, “UL Solutions Inc.” and “UL LLC” and the “UL in a Circle” and “UL Solutions” trademarks belong to Party B or its relevant Affiliates, and, in the event of a breach of any of the above provisions, Party B or its relevant Affiliate would suffer damage to its name and reputation which would be impossible to calculate accurately. It is further agreed the Party or Parties in breach of Article 8.2 shall be liable in the amount of Twenty Five Thousand United States Dollars (USD 25,000) for each day of breach.
8.4    Confidential Information shall be protected in accordance with the following provisions:
(1)    During the Joint Venture Term (including any extensions thereof) and for a period of five (5) years thereafter, unless (a) the information comes into the public domain through no fault of the receiving Party, or (b) previously authorized in writing to disclose the information by the Party that originally provided such information, or (c) any disclosure is required under applicable law, regulation, stock exchange rules or pursuant to the binding order of any competent governmental authority or judicial body, each Party and the Company shall maintain the confidentiality of such Confidential Information and shall not disclose to any third party, or use Confidential Information for any purpose, except in accordance with the terms and conditions of this Contract. Each Party and the Company shall disclose such Confidential Information only to their employees, directors, trustees, agents and external consultants whose duties require such disclosure and shall take all other reasonable precautions to prevent unauthorized use and disclosure.
(2)    The Parties shall cause their directors, officers, agents, external consultants and employees, and those of their divisions, subsidiaries or Affiliates, to comply with the confidentiality obligation set forth herein. To this effect, a confidentiality obligation clause shall be included in all of the labor contracts and consulting contracts signed by the Company.
Article 9    SHAREHOLDERS’ MEETING
9.1    The Shareholders’ Meeting shall be the highest authority of the Company and shall have the following functions and powers:

(1)    to amend the Articles of Association (other than any amendment pursuant to item (8) below);
(2)    to approve any increase, decrease and any transfer of the Registered Capital (other than any proposed increase of Registered Capital pursuant to item (8) below) and the adjustment of shareholding percentage due to such decrease or transfer;
(3)    to approve any merger, split, conversion of corporate form, acquisition of another entity, establishment of a subsidiary or an equity joint venture with another entity;
(4)    to approve the termination, dissolution or liquidation of the Company;
(5)    to review and approve the annual financial budget plans, final annual financial accounts and audit report;
(6)    to review and approve the distribution of profits and loss make-up plans;
(7)    to approve the allocation and use of statutory and discretionary reserve funds of the Company;
(8)    to approve any increase of the Registered Capital in which the Parties are invited or are otherwise entitled to participate in proportion to their respective shareholding percentages in the Company, and related amendments to the Articles of Association;
(9)    to determine the Company’s operational guidelines and investment plans;
(10)    to elect the Directors and supervisors and determine their remuneration;
(11)    to review and approve the reports of Board of Directors and supervisors;
(12)    to approve the issuance of corporate bonds of the Company; and
(13)    any other functions and powers conferred by applicable laws, this Contract and the Articles of Association.
9.2    Voting at the Shareholders’ Meeting
(1)    Each Party shall exercise its voting rights in accordance with its respective shareholding percentage in the Registered Capital on each matter to be decided at any Shareholders’ Meeting. A Director shall be entitled to represent and act on behalf of the Party that nominates him at any Shareholders’ Meeting if so authorized by such Party in writing.
(2)    Adoption of resolutions of the Shareholders’ Meeting on items (1) through (4) in Article 9.1 shall require the unanimous affirmative votes of all shareholders.

(3)    Adoption of resolutions of the Shareholders’ Meeting on items (5), (6), (9) and (12) in Article 9.1 shall require the affirmative votes of shareholders representing more than three-fourths (3/4) of the voting rights of all shareholders.
(4)    Adoption of resolutions of the Shareholders’ Meeting on items (7) and (8) in Article 9.1 shall require the affirmative votes of shareholders representing more than two-thirds (2/3) of the voting rights of all shareholders.
(5)    Any other resolution passed by the Shareholders’ Meeting shall only take effect with the affirmative votes of shareholders representing more than fifty percent (50%) of the voting rights of all shareholders.
(6)    In lieu of a Shareholders’ Meeting, a written resolution may be adopted. Such a resolution is adopted if sent to each of the Parties and affirmatively signed by the authorized representatives of both Parties.
9.3    Convening and Quorum of the Shareholders’ Meeting
(1)    The Shareholders’ Meeting shall be held at least annually every year. Upon written request of shareholders representing 10% or more of the voting rights, or one third or more of the Directors or supervisors specifying the matters to be discussed, an interim Shareholders’ Meeting shall be convened. The Shareholders’ Meetings shall be convened by the Board and presided over by the Chairman. If the Chairman is unable or fails to perform his duties, the Vice Chairman shall preside over the Shareholders’ Meeting. If the Vice Chairman is unable or fails to perform his duties, a Director elected by a majority of the Directors shall preside over the Shareholders’ Meeting. If the Board is unable or fails to fulfill its duties to convene the Shareholders’ Meeting, the supervisors shall convene and preside over the Shareholders’ Meeting. If the supervisors do not convene or preside over such the Shareholders’ Meeting, shareholders representing one tenth or more of the voting rights may convene and preside over the Shareholders’ Meeting on their own initiative.
(2)    The quorum at any Shareholders’ Meeting shall be at least one (1) authorized representative of each of the Parties present in person. In case a quorum is not present at any Shareholders’ Meeting, the Chairman, the Vice Chairman, or the Director presiding over the meeting (as the case may be) shall forthwith deliver a written notice to convene an adjourned meeting with the same agenda as such meeting no more than ten (10) Business Days after such meeting.
Article 10    BOARD OF DIRECTORS
10.1    The Board of Directors shall consist of seven (7) Directors, of which four (4) shall be nominated by Party B and three (3) shall be nominated by Party A, and shall be elected by the Shareholders’ Meeting. The chairman of the Board (the “Chairman”) shall be appointed by Party B from the Directors nominated by Party B and the vice chairman of the Board (the “Vice Chairman”) shall be appointed by Party A from the Directors nominated by Party A. Unless otherwise agreed upon, the number of each Party’s Directors shall remain unchanged as long as the shareholding structure of the Company remains unchanged. After the Parties have nominated candidates for the position of the Directors, the Parties shall promptly pass resolutions at the Shareholders’ Meeting or sign resolutions in writing to elect such candidates as the Directors of the Company.
10.2    The Chairman shall be the legal representative of the Company. The Chairman shall call and preside over the Board meetings. If the Chairman is unable or fails to perform his duties, the Vice Chairman shall preside over the Board meetings. If the Vice Chairman is unable or fails to perform his duties, a Director elected by a majority of the Directors shall preside over Board meetings.
10.3    The term of the office for the Directors, including the Chairman and the Vice Chairman, shall be three (3) years, which may be renewed for subsequent terms of three (3) years if such Director is re-nominated by the Party who had originally nominated such Director and re-elected by the Shareholders’ Meeting. However, each Party may replace any of the Directors it nominated during the term of the Director’s office. In such event, such Party shall inform the other Party in writing about the replacement and the name of the new Director, the Parties shall promptly pass resolutions at the Shareholders’ Meeting or sign resolutions in writing to elect such individual as the Directors of the Company. Any vacancy created on the Board of Directors, including the Chairman position, shall be re-nominated by the Party that originally nominated the Director whose absence created the vacancy, and shall be elected by the Shareholders’ Meeting. The name of the new Director shall be sent to the other Party and to the Company in writing.
10.4    The Board shall convene at least one (1) meeting each Gregorian calendar year and may meet more often as it deems appropriate. Upon the written request of at least three (3) Directors specifying the matters to be discussed, the Chairman shall convene an interim meeting of the Board. The Board of Directors shall hold its regular and interim meetings at such places within or outside China as decided by the Board. Any meeting of the Board may be held by telephone conference, video conference or similar communication equipment so long as all Directors participating in the meeting can hear and communicate with one another and all such Directors shall be deemed to be present in person at the meeting.
10.5    The Directors shall serve without any remuneration, however, reasonable transportation and accommodation expenses incurred by the Directors for their attendance at the Board meetings shall be borne by the Company.
10.6    The Chairman shall send a written notice at least thirty (30) days prior to any meeting of the Board stating the subject, time and place of the meeting. Such notice shall be made in English and Chinese and shall contain the agenda of the meeting with attached materials necessary for consideration of the matters on such agenda. Notice of Board meetings may be waived by the Directors. Moreover, notice of a meeting shall be deemed given to any

Director who attends the meeting in person or by proxy in writing without protesting, before or at its commencement, at the lack of notice to that Director.
10.7    If any Director is unable to attend a Board meeting, he may authorize another person, who may be another Director, to act as his representative by written proxy to attend and vote at such meeting on his behalf. If the absent Director gives a written proxy to another Director, the authorized Director shall be entitled to cast a vote for the absent Director in addition to his own vote. If a Director does not attend the Board meeting or appoint a proxy to attend, the absent Director shall be deemed to have waived his right to vote in such meeting.
10.8    The General Manager may attend the Board meetings, but unless he is a Director, he shall have no right to vote at such meetings. Other management personnel, as requested, may also attend the meetings but shall have no right to vote at such meetings. The Directors shall be entitled to conduct executive sessions during which non-Directors shall not be present, so the Directors may address matters that they determine should not be discussed with non-Directors.
10.9    A quorum for a meeting of the Board shall exist if two-thirds (2/3) of the Board members are present, in person or by proxy (the “Board Meeting Quorum”). Since the total number of Directors is seven (7), at least five (5) of the Board members shall be present, in person or by proxy, for a meeting.
If a Board Meeting Quorum is not present at a Board meeting that has been duly called, the Chairman shall immediately deliver a written notice to convene an adjourned Board meeting (the “Adjourned Meeting”) with the same agenda within fourteen (14) days after the first meeting.
The notice for the Adjourned Meeting must be sent to all Directors and both Parties to this Contract. A Party may replace a Director nominated by such Party who was not present in the first Board Meeting with another person who acts for such Director in the Adjourned Meeting.
The majority of the Directors present at the Adjourned Meeting (including at least one Director nominated by Party A) shall constitute a quorum (“Adjourned Meeting Quorum”), provided that each of the Directors has received the notice of the Adjourned Meeting which contains the location, date, time and other relevant information relating to the participation in such Adjourned Meeting, and such Adjourned Meeting have been set up at the time and location reasonably convenient for all Directors to attend and in a way that would enable the Directors to participate in such meetings by telephone, video or other similar communication equipment.
If an Adjourned Meeting Quorum is not present at an Adjourned Meeting that has been duly called, the Chairman shall promptly deliver a written notice to convene a second adjourned Board meeting (the “Second Adjourned Meeting”) with the same agenda, to be held not less than two (2) and not more than fourteen (14) days after the Adjourned Meeting.
The notice for the Second Adjourned Meeting must be sent to all Directors and both Parties to this Contract. A Party may replace a Director nominated by such Party who was not present in the first Board Meeting or the Adjourned Meeting with another person who acts for such Director in the Second Adjourned Meeting.
The majority of the Directors present at the Second Adjourned Meeting shall constitute a quorum, provided that each of the Directors has received the notice of the Second Adjourned Meeting which contains the location, date, time and other relevant information relating to the participation in such Second Adjourned Meeting, and such Second Adjourned Meeting have been set up at the time and location reasonably convenient for all Directors to attend and in a way that would enable the Directors to participate in such meetings by telephone, video or other similar communication equipment.
10.10    The Board shall be responsible for and report its work to the Shareholders’ Meeting, implement resolutions of the Shareholders’ Meeting and shall have the following functions and powers:
(1)    to approve the suspension of business operations of the Company;
(2)    to review and approve the operating plans of the Company;
(3)    to approve the transfer, sale or mortgage (or provision of a security over) of the assets of the Company exceeding RMB 10,000,000;
(4)    to approve any lease or loan agreement for borrowing equivalent to or in excess of RMB 1,000,000 and all contracts or arrangements for licensing of technology or Know-How to or from third parties;
(5)    to approve the employment, wage, welfare and benefit, award and encouragement policies, conclusion of the employment agreements and other labor-related policies, and the Company’s expatriate policy, if any;
(6)    to appoint and remove the General Manager, Deputy General Manager, chief engineer, finance manager and internal auditor, operations manager and determine their remuneration;
(7)    to select and appoint the external auditor;
(8)    to select and appoint any external architectural and engineering consultants in connection with any design and construction project of the Company involving expenditure equivalent to or in excess of RMB 1,000,000;
(9)    to establish and close any branch office and/or business office;

(10)    to purchase, sell or dispose of any fixed assets having a value equivalent to or in excess of RMB 1,000,000; and
(11)    any other powers conferred by applicable laws, this Contract and the Articles of Association or which the Shareholders’ Meeting authorizes to be exercised by the Board.
10.11    Each Director shall have only (1) vote and the Chairman shall have no decisive vote. All members of the Board shall use their best efforts at all times to reach a common understanding in all matters to be decided by the Board.
10.12    The matters in item (1) in Article 10.10 shall require the unanimous approval of the Directors present in person or by proxy at a duly convened meeting of the Board. The matters in items (2) through (10) in Article 10.10 shall require the approval of two-thirds (2/3) of the Directors present in person or by proxy at a duly convened meeting of the Board. Any other matters other than the foregoing addressed in this Article 10 requiring a resolution of the Board shall require the approval of a simple majority of the Directors present in person or by proxy at a duly convened meeting of the Board.
10.13    Resolutions of the Board of Directors must be in English and Chinese. Both versions shall be of equal validity and authenticity.
10.14    The Board of Directors may adopt a resolution without holding a meeting, if Directors approve the action by signing the resolution, which must be in English and Chinese. Any such resolution shall be binding on the Company only after the required number of Directors has signed the resolution.
10.15    The Board of Directors shall take and execute meeting minutes in English and Chinese and both versions shall be of equal validity and authenticity. The meeting minutes shall be signed by all the Directors and proxyholders present at the meeting and shall be maintained at the Company. Such minute book shall be available for inspection by any Director or his authorized representative at any reasonable time. Every Director as well as the Parties shall be furnished with a copy of the signed minutes of each meeting.
10.16    The liability of the members of the Board of Directors who violate their duties shall be limited to actions or omissions that constitute a breach of their duties to the Company as established under applicable laws and regulations of the PRC. Should claims be asserted by third parties against such Board members working the performance of their duties as Directors, the Company shall defend, indemnify, and hold harmless such Directors with respect to valid claims.
10.17    Any report prepared by the Board of Directors for review by the Shareholders’ Meeting shall be prepared in good faith, in compliance with applicable legal requirements and present relevant matters in a manner that is fair and not misleading.

Article 11    SUPERVISORS
11.1    The Company shall have two (2) supervisors, of whom one (1) shall be nominated by Party A and one (1) by Party B, and shall be elected by the Shareholders’ Meeting.
11.2    Each supervisor shall be elected by the Shareholders’ Meeting for a term of three (3) years, and may be re-nominated by the Party that originally nominated such supervisor and elected by the Shareholders’ Meeting for subsequent terms of three (3) years. A supervisor may be removed and replaced at any time by the Party which had originally nominated such supervisor by way of written notice to the Parties and the Board. If the position of supervisor is vacated by retirement, resignation, illness, disability or death or by the removal of the original supervisor by a Party, the Party which has the right to nominate such Supervisor shall nominate a successor to serve out such supervisor’s term. The Parties shall promptly pass resolutions at the Shareholders’ Meeting or sign resolutions in writing to re-elect the aforesaid individual candidates nominated for renewal, replacement and succession after vacancy as the supervisors of the Company.
11.3    The supervisors shall exercise the following authorities:
(1)    to inspect the financial status of the Company;
(2)    to supervise the duly-related acts of the Directors and senior management, and raise proposals on the removal of any Director or senior management who violates any applicable laws and regulations, the Articles of Association or shareholders’ resolutions;
(3)    to require any Director or senior management to make corrections if his/her act has jeopardized the interests of the Company;
(4)    to propose the convening of interim Shareholders’ Meetings, and convene and preside over any Shareholders’ Meeting when the Board fails to convene and preside over such meeting;
(5)    to raise proposals to the Parties;
(6)    to initiate actions against any Director or senior management who violates any applicable laws and regulations or the Articles of Association when performing his/her duties and causing damages to the Company; and
(7)    other authorities provided in the laws of the PRC.
The above scope of authority and powers of the supervisors shall be construed strictly in accordance with the provisions under applicable PRC laws as in effect from time to time and shall in no event exceed the scope of authority as conferred under such laws.
11.4    The expenses necessarily incurred by the supervisors for the performance of their duties shall be borne by the Company.

Article 12    MANAGEMENT
12.1    The Company shall adopt a system where the General Manager shall be directly responsible and report to the Board of Directors. The Company shall establish a management organization to undertake responsibility for the day-to-day operations of the Company. The management organization shall have a General Manager and Deputy General Manager. The General Manager shall be in charge of day-to-day management and operation of the Company.
12.2    The responsibility of the General Manager is to carry out the decisions of the Board of Directors and to organize and conduct the daily management of the Company. The general scope of authority, duties and term of the General Manager shall be stipulated in the Articles of Association of the Company. Upon authorization by the Board of Directors, the General Manager shall have the right to execute contracts, agreements and other legal documents on behalf of the Company.
12.3    Party B shall have the exclusive right to nominate a candidate for the position of the General Manager. Party A shall have the exclusive right to nominate a candidate for the position of Deputy General Manager. The General Manager shall have the exclusive right to determine what management positions, other than those determined by the Board of Directors under Article 10.10(6), may be necessary and to appoint such persons to those positions as deemed appropriate by him (or her), after consultation with the Deputy General Manager. The Deputy General Manager shall assist with the work of the General Manager and report to the General Manager.
12.4    The General Manager and the Deputy General Manager shall be appointed and dismissed by the decision of the Board of Directors. The Board of Directors shall decide the appointment of the individual for the General Manager position from the candidate nominated by Party B and the individual for the Deputy General Manager position from the candidate nominated by Party A. The Parties shall cause the members of the Board of Directors nominated by it to ensure that their respective nominated candidates will be appointed as General Manager and Deputy General Manager by the Board of Directors. Such individual shall then serve in that position until resignation or replacement by the Board. The General Manager and Deputy General Manager may be dismissed at any time by a resolution of the Board, with replacement candidates to be chosen as set forth in Article 12.3 herein.
12.5    The Parties covenant and agree to nominate for the General Manager and Deputy General Manager positions individuals who do not serve as a director, officer, employee, partner or other controlling person of a business entity, owned in whole or in part by other foreign or Chinese investors and/or business partners, that engages in services which compete with the business activities of the Company in the PRC.

Article 13    ANNUAL OPERATING PLANS AND BUDGET PLANS
13.1    The General Manager shall be responsible for the preparation of the annual operating plans of the Company. The annual operating plans for each fiscal year of the Company shall be submitted to the Board of Directors for review prior to September of the preceding year and shall include comprehensive detailed information on:
(1)    the procurement of equipment and other assets of the Company;
(2)    the raising and application of funds (including in foreign currency or in RMB);
(3)    plans with respect to provision of Services;
(4)    the repair and maintenance of the assets and equipment of the Company;
(5)    the estimated income and expenditures of the Company covered by the annual operating plan and budget, including capital expenditures;
(6)    plans for training the working personnel;
(7)    plans for hiring additional personnel;
(8)    requirements of materials, fuel, water, electricity and other utilities, and all other expenses for the next year’s service activities; and
(9)    such other items as requested by the Board of Directors from time to time.
13.2    The Board shall, with the assistance of the General Manager, be responsible for the preparation of the annual budget plans of the Company. The annual budget plans (including balance sheet, profit and loss statement, capital spending plans and cash flow projection) for each fiscal year of the Company shall be submitted to the Shareholders’ Meeting for review prior to November of the preceding year.
13.3    The General Manager shall be responsible for implementation of the annual operating plans approved by the Board of Directors and the annual budget plans approved by the Shareholders’ Meeting, provided, however that the General Manager shall have the flexibility, within guidelines established by the Board of Directors, to modify the plan subject to the market conditions and the situation of the Company in the best interests of the Company.
13.4    The General Manager shall set up a number of departments according to the operation requirement of the Company and, after consultation with the Deputy General Manager, to appoint and remove the department managers (other than those management members that can only be appointed or removed by the Board subject to the provisions of Article 10.10(6)) who shall be responsible to and report (directly or indirectly) to the General Manager. In addition, the General Manager shall have the final decision in the selection of workers and staff.

Article 14    PROCUREMENT OF SUPPLIES
14.1    The Company may purchase required raw materials, fuels, auxiliary equipment, and other items deemed necessary to conduct business within the Company’s purpose and scope in domestic and foreign markets in accordance with fair and reasonable principles.
Article 15    FOREIGN EXCHANGE
15.1    The Company shall open and maintain an RMB deposit account and foreign exchange deposit accounts with such banks or financial institutions in the PRC designated for engaging in RMB or foreign exchange business and the procedures for issuing and signing checks shall be decided by the Board of Directors and stated in the financial rules and policies of the Company. The Company may also open foreign exchange deposit accounts with foreign banks in foreign countries as designated by the Board of Directors upon approval by the State Administration of Foreign Exchange or its relevant local branch.
15.2    All of the Company’s foreign exchange income shall be deposited in the foreign exchange deposit accounts and all the payments in foreign exchanges shall be made from its foreign exchange deposit accounts.
15.3    The Company may adopt all methods available to exchange the Company’s RMB to foreign currency when needed or required under existing and future PRC laws and regulations governing foreign exchange.
15.4    The Company’s foreign exchange shall be used in such manner as decided by the Board of Directors.
Article 16    LABOR MANAGEMENT
16.1    According to the Labor Law, the Labor Contract Law and other relevant laws and regulations of the PRC, the Company shall sign employment contracts with each of its employees which shall cover the recruitment, employment, dismissal and resignation, wages, labor insurance, welfare, rewards and bonuses, safety, labor discipline and other matters concerning the staff and workers and staff members of the Company in accordance with the relevant PRC laws and regulations.
16.2    The General Manager shall formulate and present for review and approval by the Board rules and policies with respect to recruitment, employment, dismissal and resignation of employees of the Company and their wages, salaries, labor insurance, welfare awards, labor discipline and other matters, to dismiss workers and staff members as redundant in view of the scope of business and of securing profitability of the Company, as well as to maintain labor discipline in accordance with modern management practices and applicable laws and regulations of the PRC. Following approval by the Board, these rules and policies shall be implemented by or under the supervision of the General Manager.

16.3    The Company may employ expatriates and/or seconded employees from Party A or Party B or their Affiliates. Details concerning their salaries, social insurance, welfare, housing, standard for traveling expenses etc. shall be determined by the Board of Directors and as may be established in the employment agreement between the Company and the expatriate.
16.4    The Company’s employees may establish a trade union organization in accordance with the Trade Union Law of the PRC. If such trade union is established, the Company shall contribute two percent (2%) of its monthly actual payroll of employees to the trade union. The trade union’s activities shall comply with applicable laws and regulations of the PRC.
Article 17    FINANCIAL AFFAIRS, TAXATION AND AUDITING
17.1    The Company shall establish its own financial and accounting system and rules governing financial affairs in accordance with the applicable laws and regulations of the PRC. The accounting system and rules of the Company shall be filed with local financial and tax authority for record.
17.2    The Company shall prepare its financial statements under PRC generally accepted accounting principles and shall also prepare such financial statements under such other national or international accounting standards as may be requested by any Shareholder. The Company shall use RMB as the base bookkeeping currency for its financial records. The financial reports of the Company shall be approved and jointly signed by the General Manager and the finance manager, be prepared and kept in both the Chinese and English languages, and submitted to the local tax authority and financial authority if so legally required. Upon a Party’s request, the monthly financial reports shall be submitted to the Parties .
17.3    The fiscal year of the Company shall start on January 1st of the Gregorian calendar year and end on December 31st of the same Gregorian calendar year. The first fiscal year of the Company shall commence on the date of issuance of the Company’s business license and end on December 3lst of the same year.
17.4    Annual allocations for reserve funds, expansion funds and welfare and bonuses funds for staff and workers shall be set aside from the after-tax profits in accordance with the relevant laws and regulations of the PRC. The Company shall allocate 10% of its annual after-tax profits to a statutory reserve fund until the amount of such statutory reserve fund reaches 50% of the registered capital. Thereafter, the Company may retain a discretionary reserve fund from its after-tax profits subject to a resolution of the Shareholders’ Meeting in accordance with Article 9.1(7).
17.5    Except as otherwise decided by the Board of Directors, the after-tax profits may be distributed to each Party in proportion to its ratio in the Registered Capital of the Company after various funds have been contributed.

17.6    Financial audit and examination of the Company shall be conducted by an independent auditor of international standing registered in the PRC and appointed by the Board of Directors. Audit reports shall be submitted to the Shareholders’ Meeting for review and approval.
17.7    Each Party shall have the right at any time, at its own cost, to send its own employees or to engage an independent auditor or certified public accountant registered in the PRC to inspect all vouchers, receipts, statistical statements and reports, account books and records and to undertake financial checking and examination with reasonable notice and demonstration of a reasonable business need for such audit.
17.8    Upon a Party’s request, the Company shall prepare and provide to such Party monthly financial reports containing information requested by such Party. The Company shall also provide, on such timely basis as is specified by Party B, information requested by Party B for purposes of its income tax and other required filings in the United States.
17.9    The Company shall pay taxes in accordance with the requirements of PRC laws and other applicable laws and regulations. The Company shall apply for any possible preferential tax treatment and investment incentives in accordance with the provisions of applicable PRC laws and regulations.
17.10    Staff members and workers of the Company shall pay individual income tax according to the applicable PRC laws and regulations.
17.11    The Company shall not distribute profits unless the losses of previous fiscal year have been compensated. The remaining profit from a previous fiscal year can be distributed together with that of the current fiscal year.
Article 18    DURATION OF THE JOINT VENTURE
18.1    Unless otherwise terminated pursuant to Article 20, the term of the Company shall be thirty (30) years, commencing from the date when its first business license is issued (the “Joint Venture Term”). The duration of the Company shall be from January 13, 2003 to January 12, 2033. The term of the Company may be further extended subject to the mutual written agreement of the Parties and any such extension shall be filed with the SAMR.
Article 19    TRANSFER OF EQUITY INTERESTS
19.1    Unless otherwise provided herein, neither Party may offer to transfer or transfer all or any part of its interest in the Registered Capital of the Company to a third party without the prior written consent of the other Party. Subject to the foregoing, in the event of a proposed transfer by a Party of all or any part of its interest in the Registered Capital of the Company to a third party, the other Party shall have a right of pre-emption to acquire such interest subject of the proposed transfer on terms and conditions no less favorable than those offered to or by the third party transferee.

19.2    Notwithstanding Article 19.1, each Party (the “Transferring Party”) may transfer its interest in the Registered Capital, in whole or in part and at any time, to any of its Affiliates, provided that such Affiliate is capable of performing the Transferring Party’s obligations under this Contract and shall enter into an agreement in writing with the other Party agreeing to be bound by all terms and conditions hereof. The Transferring Party shall give prior written notice to the Board and to the other Party of the assignment, specifying the name, legal address and legal representative of the Affiliate. Such Affiliate shall agree in writing to be bound by all terms and conditions hereof.
19.3    Each Party undertakes to ensure that any such Affiliate to which it assigns all or part of its equity interests shall immediately, upon such Affiliate ceasing to be an Affiliate of such Party, transfer all of its equity interests which such Affiliate then holds to the Party (or to another of the Party’s Affiliates).
19.4    In case of a transfer of equity interests which is agreed between the Parties or otherwise permitted under this Contract (including any transfer of equity interests pursuant to this Article 19 or Article 20), the Parties shall, and shall procure that the Company shall, cooperate to sign all documents (including amendments to this Contract and the Articles of Association to reflect such transfer) and take all other steps necessary to obtain governmental approvals and registrations to cause such transfer to be completed as soon as reasonably practicable and in any event within such timeframe as required under this Contract.
Article 20    TERMINATION AND LIQUIDATION
20.1    Subject to Article 20.3, the Company shall be dissolved and this Contract shall be terminated (a) upon expiration of the Joint Venture Term or any extension thereof or (b) if any of the following conditions or events occur and a resolution of the Shareholders’ Meeting is adopted for such dissolution:
(1)    if the Parties mutually agree in writing to terminate this Contract.
(2)    if occurrence of any force majeure event as set forth in and subject to the provisions of Article 23 that hinders the performance of this Contract for more than one-hundred and eighty (180) days;
(3)    the bankruptcy or insolvency of either Party;
(4)    if any governmental authority having authority over either Party or the Company promulgates any policy, law or regulation that is reasonably expected to cause significant long term adverse consequences to the Company or either Party and the Parties are unable to agree upon necessary adjustments as provided in Article 22.2 hereunder;
(5)    the Company’s business license is revoked, or it is ordered to close down or to be dissolved according to applicable laws and regulations; or

(6)    the Company encounters serious difficulty in its operations or management and is consequently unable to substantially realize its desired purpose as stated in this Contract and if the Company continues to operate, the shareholders will suffer significant losses and such difficulty cannot be solved by any other means, either Party having applied to a competent court to dissolve the Company and the court grants approval to do so.
20.2    Subject to Articles 20.3 and 20.4, if any of the terms and conditions of this Contract is materially breached by a Party and such breach is not cured by the breaching Party within 180 days after the other Party has delivered a written notice of the breach (the “Breach Notice”) to the breaching Party, the non-breaching Party may terminate this Contract by delivering another written notice (the “Breach Termination Notice”) to the breaching Party specifying a date of termination, which shall be a date at least 180 days following the Breach Termination Notice, and, in addition, the non-breaching Party shall have the right to request the breaching Party to indemnify the losses it has incurred or suffered in accordance with Article 21 of this Contract.
20.3    Upon occurrence of any of the following: (a) the Parties are unable to reach agreement on the extension of the Joint Venture Term at least 180 days prior to the date of expiry of the same; (b) any of termination events as set forth in Article 20.1 occurs; or (c) Party A commits a material breach of this Contract and Party B has delivered a Breach Termination Notice to Party A pursuant to Article 20.2, Party B shall be entitled, at any time prior to the later of (i) the establishment of the liquidation committee by the Company; and (ii) the expiry of a ninety (90)-day period following the occurrence of the relevant triggering event, to notify Party A in writing to request that Party A sells its entire equity interest in the Company to Party B at a price equal to the Fair Market Value of such equity interest. Any such sale shall be subject to and carried out in accordance with then applicable laws and regulations (including those relating to the disposal of state-owned assets). If the then applicable laws and regulations require that any sale of Party A’s equity interest in the Company be subject to any State-owned asset appraisal, administrative approval, public listing or bidding procedure, then such procedure shall be complied with and Party B shall acknowledge and agree to follow such procedure. Party A agrees that Party B may participate in such procedure as a buyer unless Party B is prohibited by applicable PRC laws and regulations from participating in such procedure (including exercising its right of pre-emption pursuant to Article 19.1 or otherwise provided under applicable PRC law to purchase such equity interest and at such price as determined pursuant to such procedure). Subject to compliance with then applicable laws and regulations (including those related to the disposal of state-owned assets), Party A shall use reasonable efforts to exclude any third party whose primary business, by revenue, consists of testing, inspection and/or certification of third-party products and/or services. Subject to compliance with then applicable laws and regulations (including those related to the disposal of state-owned assets), the Parties shall use all reasonable efforts to complete the sale of Party A’s equity interest pursuant to the foregoing within 120 days (which may be reasonably extended by the Parties to the extent necessary due to any then prevailing legal or regulatory reason or the occurrence of a force majeure event)

following the request notified in writing by Party B to Party A. If following the occurrence of the relevant triggering event, Party B does not notify Party A in writing of its request to purchase Party A’s equity interest in the Company within the timeframe prescribed above, then the Company shall proceed to carry out the dissolution and liquidation procedure in accordance with Articles 20.6 to 20.12.
20.4    If Party B commits a material breach of this Contract and Party A has delivered a Breach Termination Notice to Party B pursuant to Article 20.2, Party A shall be entitled, at any time prior to the later of (a) the establishment of the liquidation committee by the Company; and (b) the expiry of a ninety (90)-day period following the delivery by Party A of the Breach Termination Notice to Party B, to notify Party B in writing to request that Party B purchases the entire equity interest in the Company held by Party A at a price equal to the Fair Market Value of such equity interest. Any such sale shall be subject to and carried out in accordance with then applicable laws and regulations (including those relating to the disposal of state-owned assets). If the then applicable laws and regulations require that any sale of Party A’s equity interest in the Company be subject to any State-owned asset appraisal, administrative approval, public listing or bidding procedure, then such procedure shall be complied with and Party B shall acknowledge and agree to follow such procedure. Party A agrees that Party B may participate in such procedure as a buyer unless Party B is prohibited by applicable PRC laws and regulations from participating in such procedure (including exercising its right of pre-emption pursuant to Article 19.1 or otherwise provided under applicable PRC law to purchase such equity interest and at such price as determined pursuant to such procedure). Subject to compliance with then applicable laws and regulations (including those related to the disposal of state-owned assets), Party A shall use reasonable efforts to exclude any third party whose primary business, by revenue, consists of testing, inspection and/or certification of third-party products and/or services. Subject to compliance with then applicable laws and regulations (including those related to the disposal of state-owned assets), the Parties shall use all reasonable efforts to complete the sale of Party A’s equity interest pursuant to the foregoing within 120 days (which may be reasonably extended by the Parties to the extent necessary due to any then prevailing legal or regulatory reason or the occurrence of a force majeure event) following the request notified in writing by Party A to Party B. If following the delivery by Party A of the Breach Termination Notice to Party B, Party A does not notify Party B in writing of its request for Party B to purchase Party A’s equity interest in the Company within the timeframe prescribed above, then the Company shall proceed to carry out the dissolution and liquidation procedure in accordance with Articles 20.6 to 20.12.
20.5    Subject to the provisions of this Article 20.5, if a Change of Control Involving Competitor occurs in respect of Party A, Party B shall be entitled, in its sole discretion and at any time following such Change of Control Involving Competitor in respect of Party A, to notify Party A in writing to require Party A to sell its entire equity interest in the Company to Party B at a price equal to the Fair Market Value of such equity interest. If a Change of Control Involving Competitor occurs in respect of Party B, Party A shall be entitled, in its sole discretion and at any time following such Change of Control

Involving Competitor in respect of Party B, to notify Party B in writing to require Party B to purchase Party A’s entire equity interest in the Company at a price equal to the Fair Market Value of such equity interest. Any sale of Party A’s equity interest pursuant to the foregoing shall be subject to and carried out in accordance with then applicable laws and regulations (including those relating to the disposal of state-owned assets). If the then applicable laws and regulations require that any sale of Party A’s equity interest in the Company be subject to any State-owned asset appraisal, administrative approval, public listing or bidding procedure, then such procedure shall be complied with and Party B shall acknowledge and agree to follow such procedure. Party A agrees that Party B may participate in such procedure unless Party B is prohibited by applicable PRC laws and regulations from participating in such procedure (including exercising its right of pre-emption pursuant to Article 19.1 or otherwise as provided under applicable PRC law to purchase such equity interest and at such price as determined pursuant to such procedure). Subject to compliance with then applicable laws and regulations (including those related to the disposal of state-owned assets), Party A shall use reasonable efforts to exclude any third party whose primary business, by revenue, consists of testing, inspection and/or certification of third-party products and/or services. Subject to compliance with then applicable laws and regulations (including those related to the disposal of state-owned assets), the Parties shall use all reasonable efforts to complete the sale of Party A’s equity interest pursuant to the foregoing within 120 days (which may be reasonably extended by the Parties to the extent necessary due to any then prevailing legal or regulatory reason or the occurrence of a force majeure event) following the initial request notified in writing by Party A or Party B, as applicable.
For the purpose of this Article 20.5, a “Change of Control Involving Competitor” of a Party (the “Change of Control Party”) means, (a) any consolidation, amalgamation, merger, scheme of arrangement or similar business combination transaction or reorganization of the Change of Control Party by, with or into any other Person, or (b) the acquisition of more than 50% of the outstanding equity interests or voting rights in the Change of Control Party, in each case such that immediately following such transaction a competitor of the other Party or of the Company (other than any Affiliate of the Change of Control Party) (i) owns in the aggregate more than 50% of the outstanding equity interests or voting rights in the Change of Control Party (or the surviving entity in such transaction) or (ii) has the right to appoint or nominate a majority of the members of the board or similar governing body of the Change of Control Party (or the surviving entity in such transaction). Notwithstanding the foregoing, (x) a public listing of securities of a Party or any of its Affiliates, or (y) if a Party is publicly listed or is under the direct or indirect control of an Affiliate that is publicly listed, then any acquisition, disposal, issuance or other transaction in the shares of the relevant publicly listed entity shall not constitute a “Change of Control Involving Competitor” of such Party.
20.6    Upon the expiration of the Joint Venture Term or upon earlier termination of this Contract pursuant to the foregoing provisions of this Article 20, and subject to any process as otherwise provided in this Article 20, the Company shall proceed to be dissolved and liquidated in accordance with Articles 20.7 through 20.12 and the applicable laws and regulations of the PRC. For the avoidance of doubt, the Company shall not be dissolved and liquidated in the event that the entire equity interest in the Company is acquired by Party B pursuant to any of the processes provided in this Article 20.
20.7    The Company shall set up a liquidation committee to carry out the dissolution and liquidation of the Company. The liquidation committee shall comprise of at least one representative of each of the Parties and such other persons (including professional advisors) as permitted or required under applicable law. The liquidation committee may exercise the following functions and powers during the process of liquidation:
(1)    preparing balance sheet and list of properties and assets of the Company, and preparing the liquidation plan of the Company;
(2)    notifying creditors of the Company by mail or public announcement;
(3)    disposing and liquidating the properties and assets of the Company;
(4)    handling and terminating any unfinished business activities of the Company;
(5)    paying off outstanding taxes and the taxes, costs and expenses incurred in the process of liquidation;
(6)    claiming and asserting creditor rights of the Company and discharging the debts and other liabilities of the Company in accordance with applicable laws;
(7)    disposing the remaining properties and assets after all debts and liabilities have been repaid and discharged;
(8)    accounting for and distributing remaining properties and assets, and the proceeds realized from the disposal of such properties and assets to the Parties; and
(9)    representing the Company in legal proceedings.
20.8    The liquidation committee shall notify the creditors of the Company in such manner and within such timeframe as required under applicable laws.
20.9    The liquidation committee shall after having prepared the balance sheet and list of properties assets of the Company, submit the same to the Parties. Party B may notify the liquidation committee in writing such properties or assets of the Company (including but not limited to testing equipment, intellectual property rights and customer contracts) that it wishes to acquire, and be entitled to a pre-emptive right to acquire such properties and assets through the asset disposal and liquidation procedure administered by the liquidation committee, provided that where a valid offer for any such property or asset has been received from a third party, Party B shall exercise such pre-emptive right on terms and conditions taken as a whole that are not less favorable to Party A than those offered by such third party.

20.10    After paying off the liquidation expenses (including remuneration of the liquidation committee, any expenses in connection with the legal proceedings, and expenses incurred in the common interest of creditors), wages of employees, social insurance contributions and other employees liabilities, outstanding taxes, debts and liabilities of the Company, any properties or assets (or the proceeds realized from the disposal of such properties and assets) remaining thereafter shall be distributed among the Parties in accordance with their respective shareholding percentages in the Company.
20.11    During the liquidation procedure, the Company shall continue to exist but shall not carry out any business or trading activities other than such activities strictly related to the purpose of liquidation as determined by the liquidation committee.
20.12    After the liquidation procedure of the Company is completed, the liquidation committee shall prepare a liquidation report and submit the report to the Shareholders’ Meeting for confirmation and thereafter make all necessary filings and submissions to the SAMR to cancel the Company’s registration and hand in its business license. After the de-registration of the Company with the SAMR, its original accounting books shall be retained by Party B and copies shall be kept by Party A. The liquidation committee shall also make a public announcement regarding the ceased-registration of the Company.
Article 21    LIABILITIES FOR BREACH OF CONTRACT
21.1    In the event of a breach of this Contract, the defaulting Party shall be liable to the non-defaulting Party for direct damages incurred or suffered as a result of such defaulting Party’s breach of contract. The failure of a Party to give notice to the other Party of a breach of this Contract shall not constitute a waiver thereof, nor shall the waiver of any breach of this Contract constitute a waiver of any other breach of this Contract.
21.2    Notwithstanding anything contained in this Contract, neither Party shall be liable to the other Party or to the Company for consequential damages, loss of production or loss of profit.
Article 22    APPLICABLE LAW
22.1    The formation, validity, interpretation and performance of this Contract and dispute resolution relating to this Contract, as well as to its appendices, their exhibits, and the Articles of Association shall be governed by the laws of the PRC. In the event that there is no published law in in the PRC governing a particular matter relating to this Contract, reference shall be made to general international commercial practices. Party A shall have the responsibility of informing the Company of all PRC laws pertaining to this Contract of which Party A should be aware.
22.2    If a Party’s economic benefits are adversely and materially affected by the promulgation of any new laws or regulations of the PRC or the United States or the amendment or interpretation of any existing laws or regulations of the PRC or the United States after the effective date of this Contract or the Articles of Association, the Parties shall promptly consult with each other and use their best efforts to implement any adjustment necessary to maintain each Party’s economic benefits under this Contract and/or the Articles of Association on the basis that is no less favorable than the economic benefit it would have derived had such laws or regulations not been promulgated or amended or so interpreted.
Article 23    FORCE MAJEURE
23.1    Neither Party shall be liable for damages or otherwise for any delay or failure in the performance of obligations under this Contract, if such delay or failure is caused by an event unforeseen at the time of conclusion of this Contract and whose occurrence or consequences the Parties and the Company can neither avoid nor overcome by reasonable means.
23.2    In any event, force majeure shall include but not be limited to: hostilities (whether war be declared or not), riot, explosion, flood, earthquake, typhoon.
23.3    The Party affected by the force majeure event shall notify the other Party without delay with detailed information on the force majeure events.
23.4    A Party who is relieved by Article 23.1 of the consequences of any delay or failure shall take all reasonable steps to minimize the effect of such delay or failure as soon as possible after the occurrence of the cause thereof. If a Party is prevented from performing under this Contract by an event of force majeure, the time for performance shall be extended by a period equal to the effect of the event of force majeure.
23.5    If the effect of force majeure continues for more than one hundred eighty (180) days, both Parties shall settle the matter of how this Contract is to be further implemented, if at all, through friendly negotiations subject to Article 20.1.
Article 24    INSURANCE
24.1    The Company shall, at its own cost and expense at all times during the operation of the Company, take out and maintain full and adequate insurance against loss or damage by fire and such other risks as customarily insured against, including but not limited to liability insurance.
Article 25    COMPLIANCE; ANTI-BRIBERY
25.1    The Company shall comply with all applicable laws, statutes and regulations and the internal rules and policies of the Company in its conduct of business and shall maintain strict compliance with all anti-bribery and anti-corruption laws and regulations of the PRC, any other anti-bribery and anti-corruption laws and regulations that may be applicable to the Company and the Parties, including the internal anti-bribery and anti-corruption policies of Party B’s group companies as notified to the Company from time to time, and shall establish and implement appropriate reporting protocols and requirements to oversee such compliance.

25.2    Upon the request of either Party, the Company shall provide all reasonable support and assistance (including but not limited to providing any information, books and records of the Company and allowing access to senior management members or other employees and agents of the Company as reasonably requested by a Party) to such Party and its professional advisors for the purpose of conducting any review or audit of the Company’s compliance with applicable laws (including but not limited to the anti-bribery and anti-corruption laws and regulations referred to in Article 25.1).
Article 26    DATA PROTECTION
26.1    Company shall (a) comply with all applicable laws and regulations relating to the collection, use, storage, disclosure, provision, transfer, processing, retention, preservation and accuracy of all data in the operation of the Company and (b) implement and maintain operational, technical and physical measures, policies and procedures to protect the security, confidentiality and integrity of data subject to protection under applicable laws and regulations in line with market practice customarily adopted by companies operating in similar business sectors as the Company.
Article 27    AMENDMENTS OR ALTERATIONS
Any amendment or alteration of this Contract shall come into force if in writing and signed by the Parties.
Article 28    SETTLEMENTS OF DISPUTES
28.1    The Parties shall use best efforts to settle through amicable discussions in good faith all disputes arising from the performance of or in connection with this Contract. If no settlement can be reached within ninety (90) days after a Party has given written notice to the other Party of the existence of a dispute under this Article, the dispute shall be submitted to arbitration.
28.2    Any dispute, controversy or claim arising from or in connection with this Contract shall be finally settled through arbitration by the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the HKIAC Administered Arbitration Rules in effect at the time of application for arbitration. The arbitration tribunal shall consist of three arbitrators. Each Party shall appoint an arbitrator, and the two thus selected shall jointly appoint a third arbitrator, who shall be the presiding arbitrator. None of the arbitrators so appointed shall have the same nationality of the jurisdiction in which any of the Parties is headquartered. If either of the Parties fails to appoint its arbitrator within sixty (60) days after receipt of notice of the appointment of arbitrator by the other, or if the arbitrators fails to appoint the third arbitrator, the HKIAC will have the power, on the request of either Party, to make the appointments that have not been made as contemplated above, provided that none of the arbitrators so appointed by the HKIAC shall have the same nationality of the jurisdiction in which any of the Parties is headquartered. The arbitration shall be held in Hong Kong. The language of the arbitration shall be English, and Chinese written translations of all documents shall be provided, the cost of such translations to be shared equally by the Parties. The arbitration award shall be final and binding on both Parties. The expenses of arbitration shall be shared equally by the Parties, if not otherwise decided by the arbitration tribunal. Judgment upon the award may be entered in any court having jurisdiction or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.
28.3    During the arbitration, this Contract shall be performed continuously by both Parties except for matters in dispute.
28.4    In any arbitration proceeding, any legal proceeding to enforce any arbitration award and in any legal action between the Parties pursuant to or relating to this Contract, each Party expressly waives the defense of sovereign immunity and any other defense of exemption from suit, judgment or order of execution based on the fact or allegation that it is a party, agency or instrumentality of or representing a government. Any award of the arbitrators shall be enforceable by any court having jurisdiction over the Party against which the award has been rendered, or wherever assets of the Party against which the award has been rendered can be located and shall be enforceable in accordance with the “Convention on the Recognition and Enforcement of Foreign Arbitral Awards (New York 1958)”.
Article 29    LANGUAGE
29.1    This Contract shall be executed by the Parties in two (2) original copies in English and in two (2) original copies in Chinese, of which each Party shall hold one (1) in each language. The English and the Chinese versions shall be equally valid and authentic. In case of discrepancies between the two versions, the Parties will through friendly discussions determine their common intention.
Article 30    MISCELLANEOUS PROVISIONS
30.1    Each Party shall bear its own costs and expenses incurred in connection with the negotiation, preparation and implementation of this Contract.
30.2    The Parties agree to use their best efforts to cause the full and faithful performance by the Company and its employees of the terms and conditions of any contract or agreement already concluded or in the future to be concluded with any of the Parties.
30.3    The failure of a Party to enforce any provision of this Contract or to exercise any right in respect thereto shall not be construed as constituting a waiver of its right to enforce the same or any other provision or to exercise the same or any other right.
30.4    If any provision of this Contract is or becomes invalid or unenforceable because of legal or regulatory requirements, the Parties shall use all reasonable efforts to negotiate in good faith for a valid and enforceable provision which shall reflect the legal and economic substance of the invalid or unenforceable provision as closely as possible. If an agreement on the substitution cannot be reached within sixty (60) days, a reasonable substitution shall be determined by arbitration pursuant to Article 28.
The invalidity of a provision of this Contract due to any law or regulation shall not relieve any of the Parties from its obligations under the other provisions of this Contract nor deprive any of the Parties of the benefits of such other provisions.
30.5    Notices shall be in writing and in English, executed by an authorized person and delivered personally, by registered or certified mail, courier or electronic mail. Notice shall be deemed to have been delivered by electronic mail on the next Business Day after the date on which such electronic mail was sent and, by mail or courier, upon the earlier of (i) receipt or (ii) five (5) days after the notice is deposited in the mail or placed with the courier for delivery to a Party at the following address (or at such other address as that Party may designate in writing):
Party A:    China Certification Inspection (Group) Co., Ltd.
Beijing, PRC
24 F, No. 18, Xibahe Dongli, Chaoyang District,
Postcode: 100028
Attention:    Office
Telephone:
Email:
Party B:    UL LLC
Illinois U.S.A.
333 Pfingsten Road
Northbrook
Postal code: 60062
Attention:    Ryan Robinson, CFO
Telephone:
Email:
30.6    This Contract    and its appendices attached hereto together with the Ancillary Agreements constitute the entire agreement between the Parties on the subject matter of this Contract and supersedes all previous negotiations, communications, representations, undertakings and agreements, whether oral or written, between the Parties with respect to the subject matter of this Contract, which shall be deemed terminated and cease to have all force and effect and none of the Parties or their Affiliates shall have any claim against nor any liability towards the other Party or any of its Affiliates thereunder.
30.7    The rights and obligations of the Parties pursuant to this Contract shall continue to exist throughout the Joint Venture Term. In the event of any conflict between this Contract and the Articles of Association or any Ancillary Agreement, this Contract shall take precedence. The provisions of Article 8.3, Article 8.4, Article 20, Article 21, Article 22,

Article 23, Article 28, Article 29 and Article 30 shall survive termination of this Contract. The termination of this Contract shall not release any Party from any liability (including liability arising from any breach of this Contract) that has already accrued prior to such termination, and shall not constitute a waiver of, or otherwise adversely affect, any rights, remedies or claims which a Party may have in respect thereof.

IN WITNESS WHEREOF this Amended and Restated Joint Venture Contract has been signed on behalf of the Parties on the date first above written.
Party A:
China Certification & Inspection (Group) Co., Ltd.
(Company Chop)

By:	/s/Mr. Xu Zengde (许增德)
Name: Mr. Xu Zengde (许增德)
Title: Chairman of CCIC
Signature Page

IN WITNESS WHEREOF this Amended and Restated Joint Venture Contract has been signed on behalf of the Parties on the date first above written.
Party B:
UL LLC

By:	/s/ Jennifer Scanlon
Name: Jennifer Scanlon
Title: CEO
Signature Page

Appendix 1
Definitions
In this Contract, the following expressions shall have the meanings set out below:
“Adjourned Meeting” has the meaning set forth in Article 10.9.
“Adjourned Meeting Quorum” has the meaning set forth in Article 10.9.
“Affiliate” shall mean, when used with reference to a particular Person, (a) another Person controlled by, controlling or under common control with that particular Person, where control means either (i) the ownership, either directly or indirectly, of more than fifty percent (50%) of the voting rights or comparable interests, (ii) the right to elect the majority of the directors; or (iii) the power or authority to direct or cause the direction of the management and policies, including by contract or otherwise, or (b) such other affiliates and subsidiaries of the Parties as may be jointly agreed in writing by the Parties from time to time. For the purpose of this Contract, the Company shall not be considered an Affiliate of any of the Parties.
“Ancillary Agreements” shall mean the Company-UL Ancillary Agreements, the Company-CCIC Ancillary Agreements and the UL-CCIC Ancillary Agreements, collectively, and each is herein referred to individually as an “Ancillary Agreement”.
“Articles of Association” shall mean the Amended and Restated Articles of Association of the Company adopted on the date hereof in the form of Appendix 2 attached hereto, as may be amended from time to time.
“Board” or “Board of Directors” shall mean the board of directors of the Company.
“Board Meeting Quorum” has the meaning set forth in Article 10.9.
“Business Day” shall mean a day other than a Saturday, Sunday or any statutory holiday in the PRC or the United States of America.
“Capital Increase” has the meaning set forth in Article 5.6.
“Capital Increase Amount” has the meaning set forth in Article 5.6.
“Capital Increase Notice” has the meaning set forth in Article 5.6.
“CCC” shall mean the China Compulsory Certification scheme or such other name given to the prevailing certification scheme in the PRC.
“CCIC Commercial Service Agreement” shall mean the Commercial Service Agreement entered into by and between the Company and Party A including its addendum dated January 1, 2015, as may be amended from time to time.
“Chairman” has the meaning set forth in Article 10.1.

“China” or “PRC” shall mean , which for the purpose of this Contract only, exclude the Hong Kong Special Administrative Region, the Macau Special Administrative Region, and the Province of Taiwan, and the term “Chinese” shall be construed accordingly.
“Commercial Inspection and Testing Services” shall mean inspection and testing services performed pursuant to requirements by the Company’s or Party B’s clients.
“Company-CCIC Ancillary Agreements” shall mean (a) the Trademark License Agreement dated as of January 13, 2003 entered into by and between Party A and the Company and (b) the CCIC Commercial Service Agreement, collectively, and each is herein referred to individually as a “Company-CCIC Ancillary Agreement”, each as amended from time to time.
“Company-UL Ancillary Agreements” shall mean (a) the UL License Agreement, (b) the UL Consulting Services Agreement, (c) the UL Information Systems Services Agreement, (d) the UL Training Services Agreement, and (e) the UL Corporate Service Agreement, collectively, and each is herein referred to individually as a “Company-UL Ancillary Agreement”, each as amended from time to time.
“Confidential Information” shall mean all technical and engineering, construction, economic, financial, sales, marketing and other confidential information relating to or belonging to the Company, either Party or its Affiliates, and provided in writing or orally by the disclosing Party to the receiving Party in connection with the negotiation of this project or for the implementation of this Contract, except publicly known information, information independently developed by the receiving Party, or information obtained by the receiving Party from any third party source without breaching any confidentiality obligation towards the disclosing Party.
“Deputy General Manager” shall mean the deputy general manager of the Company.
“Director” shall mean the director of the Company.
“Effective Date” shall mean the date on which this Contract becomes effective, which shall be the date of execution of this Contract by the authorized representatives of the Parties.
“Electromagnetic Compatibility and Telecom Testing Services” shall mean testing of products for electromagnetic compatibility and to telecom standards.
“Fair Market Value” of the Company or a specific asset shall mean the fair market value of the Company or such asset as established in an appraisal by an independent accounting firm of internationally recognized standing and mutually acceptable to the Parties. The appraiser shall make its determination of the Fair Market Value applying commonly accepted valuation methodology for the industry and taking into account such factors as in its professional judgment it deems relevant, including any impact on the Company’s value resulting from any change of shareholder or the percentage stake of any shareholder. Each Party may submit, within the time constraints specified by the appraiser, proposals for valuing the Company or the asset, provided that the determination of the appraiser need not be limited to the factors contained in the submissions of the Parties.

“Follow-up Services” shall mean conducting regular announced or unannounced factory visits to audit and report on the means by which authorized manufacturers exercise their control to assure conformance of their products with certification requirements.
“General Manager” shall mean the general manager of the Company.
“International Compliance Services” shall mean assisting clients in obtaining conformity assessment services throughout the world by utilizing Party B’s network of Affiliates and parties with whom Party B has executed Memoranda of Understanding or other agreements for the provision of such services.
“Joint Venture Term” has the meaning set forth in Article 18.
“Know-How” shall mean certain confidential materials and information concerning tests, test materials, testing procedures, and applicable standards, policies, procedures, requirements and technical specifications provided or licensed by Party B or its Affiliate to the Company to conduct its business.
“Local Certification Services” shall mean issuance of Chinese safety certifications under the CCC Scheme by the Company, when permitted, for products intended for distribution in the PRC.
“Local Testing Services” shall mean testing of products by the Company for Chinese safety certification by the Company or Party A, when permitted, or by other product safety certification organizations for products intended for distribution in China.
“Management Systems Assessment and Registration Services” shall mean management systems assessments to determine whether clients’ facilities conform to the International Organization for Standardization (“ISO”) series of standards and registration of compliant management systems.
“Non-Participating Notice” has the meaning set forth in Article 5.6.
“Non-Participating Party” has the meaning set forth in Article 5.6.
“Participating Notice” has the meaning set forth in Article 5.6.
“Participating Party” has the meaning set forth in Article 5.6.
“Person” shall mean any individual, company, legal person enterprise, non-legal person enterprise, joint venture, partnership, wholly owned entity, unit, trust or other entity or organization.
“Product Safety Testing and Certification Services” shall mean testing and initial certification of products (excluding Follow-Up Services) by the Company for safety certification either by the Company or by Party B, Party B’s Affiliates, or as a subcontractor for other product safety certification organizations for products intended for distribution in the PRC or internationally.

“Registered Capital” shall mean the total amount of capital of the Company subscribed by the Parties, registered with the SAMR and shown on the Company’s business license.
“Renminbi” or “RMB” shall mean the lawful currency of China.
“SAMR” means the State Administration for Market Regulation or its competent local branches.
“Second Adjourned Meeting” has the meaning set forth in Article 10.9.
“Services” shall mean Product Safety Testing and Certification Services, Commercial Inspection and Testing Services, Management Systems Assessment and Registration Services, Electromagnetic Compatibility and Telecom Testing Services, International Compliance Services, Local Testing Services, Local Certification Services and all ancillary or relevant services, but excluding Follow-up Services of UL safety certification.
“Services Undertaking and Business Transfer Agreement” shall mean the Services Undertaking and Business Transfer Agreement among the Company, Party A and Underwriter Laboratories Inc. dated January 15, 2003.
“Shareholders’ Meeting” means the shareholders’ meeting of the Company.
“Transferring Party” has the meaning set forth in Article 19.2.
“UL Consulting Services Agreement” shall mean the Consulting Services Agreement dated as of January 1, 2015, entered into by and between the Company and Party B, as may be amended from time to time.
“UL Corporate Service Agreement” shall mean the Corporate Service Agreement dated as of January 1, 2013, entered into by and between the Company and UL Electrical & Mechanical Technology (Shanghai) Limited, and its amendment dated as of July 1, 2020, as may be amended from time to time.
“UL Information Systems Services Agreement” shall mean the Information Systems Services Agreement dated as of January 1, 2015, entered into by and between the Company and Party B, as may be amended from time to time.
“UL Know-How License and Technical Assistance Agreement” shall mean the Know-How License and Technical Assistance Agreement dated as of January 13, 2003, entered into by and between the Company and Underwriters Laboratories Inc., as may be amended from time to time.
“UL License Agreement” shall mean the License Agreement dated as of January 1, 2014, entered into by and between UL AG and the Company, its addendum dated as of July 1, 2014, its amendment dated as of January 1, 2015 and the assignment agreement in connection thereto dated as of December 21, 2018, as may be amended from time to time.

“UL Training Services Agreement” shall mean the Training Services Agreement dated as of January 1, 2015, entered into by and between the Company and Party B, as may be amended from time to time.
“UL-CCIC Ancillary Agreements” shall mean the Conformity Assessor Agreement (L65) dated as of January 30, 2022, entered into by and between UL International Singapore – Private Limited and China Certification & Inspection Group Inspection Co., Ltd., collectively, and each is herein referred to individually as a “UL-CCIC Ancillary Agreement”, as may be amended from time to time.
“USD” shall mean the United States Dollar, the lawful currency of the United States of America.
“Vice Chairman” has the meaning set forth in Article 10.1.

Appendix 2
Form of Amended and Restated Articles of Association

AMENDED AND RESTATED
ARTICLES OF ASSOCIATION
of
UL-CCIC COMPANY LIMITED
Dated October 28, 2022

TABLE OF CONTENTS

CHAPTER 1	GENERAL PROVISIONS	1

CHAPTER 2	PURPOSE AND BUSINESS SCOPE OF THE COMPANY	3

CHAPTER 3	TOTAL INVESTMENT AND REGISTERED CAPITAL	4

CHAPTER 4	SHAREHOLDERS’ MEETING	7

CHAPTER 5	BOARD OF DIRECTORS	9

CHAPTER 6	AUTHORITY OF THE BOARD OF DIRECTOR	10

CHAPTER 7	MEETINGS OF THE BOARD OF DIRECTORS	11

CHAPTER 8	SUPERVISORS; MANAGEMENT	13

CHAPTER 9	LABOR MANAGEMENT	17

CHAPTER 10	FINANCIAL AFFAIRS, TAXATION AND AUDITING	17

CHAPTER 11	DURATION AND TERMINATION	20

CHAPTER 12	LIQUIDATION	23

CHAPTER 13	INSURANCE; COMPLIANCE AND ANTI-BRIBERY; DATA PROTECTION
		25

CHAPTER 14	AMENDMENT OF THE ARTICLES OF ASSOCIATION	26

CHAPTER 15	MISCELLANEOUS PROVISIONS	26

THESE AMENDED AND RESTATED ARTICLES OF ASSOCIATION OF UL-CCIC COMPANY LIMITED (the “Articles of Association”) are formulated on October 28, 2022 by:
(1)    CHINA CERTIFICATION & INSPECTION (GROUP) CO., LTD., a limited liability company duly organized and existing under the laws of the PRC (“Party A”); and
(2)    UL LLC, a limited liability company duly organized and existing under the laws of the State of Delaware, U.S.A. (“Party B”).
(each a “Party” and collectively the “Parties”)
WHEREAS, on June 26, 2002, China National Import and Export Commodities Inspection Corporation and Underwriters Laboratories Inc. entered into a Joint Venture Establishment Contract (which, together with all subsequent amendments thereto, are referred herein as the “2002 Joint Venture Establishment Contract”) to jointly establish UL-CCIC Company Limited, a limited liability company incorporated in Suzhou, Jiangsu Province, PRC (the “Company”) and formulated the articles of association of the Company (which, together with all subsequent amendments thereto, the “2002 Articles of Association”);
WHEREAS, China National Import and Export Commodities Inspection Corporation was renamed as China Certification & Inspection (Group) Co., Ltd. in 2004, and Underwriters Laboratories Inc. transferred all of its equity interests in the Company to UL LLC in 2014; and
WHEREAS, China Certification & Inspection (Group) Co., Ltd. and UL LLC intend to continue their cooperation through the Company and entered into an Amended and Restated Joint Venture Contract on October 28, 2022 (the “JV Contract”) to amend and restate the 2002 Joint Venture Establishment Contract in its entirety.
THEREFORE, in accordance with the JV Contract, the Foreign Investment Law, the Company Law and other applicable laws and regulations of the PRC, the Parties hereby formulate the following Articles of Association to amend and restate the 2002 Articles of Association in their entirety.
Chapter 1    General Provisions
Article 1    Definitions and Interpretation
(a)    Unless the context otherwise requires, capitalized terms in these Articles of Association shall have the meanings assigned to them in Schedule 1.
(b)    Headings; Interpretation
(1)    References to Persons shall include individuals, bodies corporate (wherever incorporated), unincorporated associations and partnerships.
1

(2)    The headings in these Articles of Association are inserted for ease of reference only and do not affect its construction or interpretation.
(3)    References in these Articles of Association to statutory provisions shall (where the context so admits and unless otherwise expressly provided) be construed as references to those provisions as amended, consolidated, extended or re-enacted from time to time (whether before or after the date of these Articles of Association).
(4)    In these Articles of Association, (i) words denoting the singular shall include the plural and vice versa; (ii) words denoting one gender shall include each gender and all genders; (iii) references to the Parties include their respective successors in title and permitted assignees; and (iv) where the word “including” is used it shall be deemed to read “including without limitation”.
Article 2    Name and Address of the Company
(a)    The name of the Company in Chinese is: 苏州 UL 美华认证有限公司.
(b)    The name of the Company in English is UL-CCIC Company Limited.
(c)    The legal address of the Company is No. 2 Chengwan Road, Suzhou Industrial Park, Suzhou City, Jiangsu Province, PRC.
(d)    The Company may establish branch offices and/or business offices in other places in or outside China as the Company deems suitable based on its business needs.
Article 3    Shareholders
The shareholders of the Company are:

Party A:	China Certification & Inspection Corporation (Group) Co., Ltd
Place of Registration:	Beijing, PRC
Legal Address:	24 F, No.18 Xiabehe Dongli, Chaoyang District, Beijing 100028, PRC

Party B:	UL LLC
Place of Registration:	Delaware, U.S.A.
Legal Address:	333 Pfingsten Road Northbrook, Illinois 60062, USA.
Article 4    Legal Person and Liability
(a)    The Company shall have independent Chinese legal person status. All activities of the Company shall be protected and governed by the applicable laws, rules and regulations of
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the PRC. If, after the date hereof, the PRC government at the national, provincial or local level provides or permits, through any new laws, regulations or otherwise, treatment of the Company or either Party that is more favorable than under the terms of the JV Contract or these Articles of Association, then the Parties and the Company shall cooperate to apply promptly to obtain the benefits of the more favorable treatment.
(b)    The Company shall be a limited liability company with joint investment established in accordance with the Foreign Investment Law, the Company Law and other applicable PRC laws and regulations.
(c)    Unless otherwise stated in the JV Contract or these Articles of Association, any transaction between the Company and Party A or Party B or any of the Parties’ Affiliates or related parties shall be on an arm’s length basis in accordance with competitive market conditions.
(d)    Each Party to the Company is liable to the Company only to the extent of the Registered Capital it subscribed and contributed. Any profits, risks or losses shall be shared by the Parties in proportion to their respective contributions made to the Registered Capital of the Company. In case of the Company incurring losses, neither Party shall be obliged to contribute additional funds to the Company in excess of its then subscribed capital contributions to the Registered Capital. The Company is liable to a third party only to the extent of its assets.
Chapter 2    Purpose and Business Scope of the Company
Article 5    Purpose of the Company
The purpose of the Company is to effectively respond to Chinese clients’ requests for the Services and to minimize their costs and burdens when requesting such Services for products intended for distribution internationally or within the PRC. In pursuing this purpose, the Parties desire to strengthen technical cooperation. To increase its efficiency, the Company shall adopt efficient management methods and combine the strength of both Parties. The Company shall attempt to generate satisfactory economic benefits and profits for both Parties.
Article 6    Business Scope of the Company
The business scope of the Company is to provide safety testing and certification services, management system registration services, commercial inspection and testing service, EMC and telecom testing services for products distributed in Chinese and international markets.
The Company will conduct the business described in, and in accordance with the terms of, the JV Contract and these Articles of Association.
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Chapter 3    Total Investment and Registered Capital
Article 7    Total Investment
The total investment in the Company is USD 15,000,000.
Article 8    Registered Capital
(a)    The Registered Capital of the Company is USD 6,100,000.
(b)    The balance between the total investment and Registered Capital shall be raised through loans to the Company. Additional funds for Company’s further investment and/or operating needs may be obtained by the Company from Chinese or foreign financial institutions. The Parties may also provide loans to the Company, but shall have no obligations to do so. The Company’s Board of Directors or other management designated by the Board shall, with the assistance of the Parties, arrange for such loans on the most competitive terms available to it.
Article 9    Registered Capital Contributions
(a)    As of the date hereof, the respective capital contributions subscribed and contributed by each Party to the Registered Capital are:

	Subscribed registered capital	Contributed registered capital	Shareholding percentage	Contribution status
Party A	USD 1,830,000	USD 1,830,000	30%	Fully paid
Party B	USD 4,270,000	USD 4,270,000	70%	Fully paid
Total	USD 6,100,000	USD 6,100,000	100%	Fully paid
(b)    The Parties agree that the value of in-kind contributions (if any) made by the Parties shall be based on the Fair Market Value. Party A shall be responsible for completing the state asset valuation procedure if any state-owned asset is involved in such in-kind contributions. Party A and Party B shall mutually select an appraiser and determine the principles for valuation of the state-owned assets of Party A to be contributed. For non-state-owned assets, the Parties agree to mutually determine the Fair Market Value without consulting with an independent appraiser. The Parties may engage an independent appraiser if the Parties cannot mutually agree on the Fair Market Value or otherwise decide to engage an independent appraiser.
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Article 10    Investment Certificate
The Company shall engage a certified public accounting firm registered in the PRC agreed by the Parties to verify each capital contribution of Registered Capital made by the Parties and issue a capital verification report for each capital contribution (including any capital contribution made in future capital increases made in accordance with Article 11(b)). The Company then shall issue certificates of capital contribution reflecting the values of each contribution of Registered Capital on the basis of the verification report. Such certificates of capital contribution issued to the Parties shall constitute proof that the Parties have made their respective contributions of Registered Capital.
Article 11    Registered Capital Increase or Decrease
(a)    Any change in the Registered Capital of the Company shall be approved by the Shareholders’ Meeting in accordance with Article 13 and registered with the SAMR.
(b)    In the event that the Shareholders’ Meeting approves an increase of the Registered Capital (the “Capital Increase”), the Board shall give written notice (a “Capital Increase Notice”) to each Party which specifies (i) the valuation of the Company for the purpose of the Capital Increase as approved by the Shareholders’ Meeting, (ii) the amount of the Capital Increase to be subscribed by each Party (which shall be pro rata to their respective shareholding percentage) (the “Capital Increase Amount”), (iii) the date on which the Capital Increase Amount shall be paid and (iv) other reasonable details about such Capital Increase. Each Party shall have the right (but not the obligation) to participate in the Capital Increase in accordance with the Capital Increase Notice by giving a written confirmation notice to the Board (the “Participating Notice”) within fifteen (15) days after its receipt of the Capital Increase Notice. If a Party decides not to participate or only participate in the Capital Increase at a percentage less than its shareholding percentage, such Party shall notify the Board and the other Party of the same in writing (the “Non-Participating Notice”) within fifteen (15) days after its receipt of the Capital Increase Notice. If a Party has delivered a Non-Participating Notice or fails to deliver either a Participating Notice or Non-Participating Notice within the required fifteen (15)-day period, then such Party shall be deemed a “Non-Participating Party” and the following shall apply:
(1)    the other Party (the “Participating Party”) may elect to proceed to subscribe its portion of the Capital Increase and is further entitled to (by notifying the Board and the Non-Participating Party in writing within ten (10) days after the earlier of (i) its receipt of the Non-Participating Notice or (ii) the lapse of the fifteen (15)-day period following the Capital Increase Notice), subscribe all or a portion of the Registered Capital foregone by the Non-Participating Party, and the Non-Participating Party’s shareholding percentage will be diluted accordingly pursuant to the foregoing. In such case, the Non-Participating Party shall cooperate with the Company and the Participating Party in a timely manner, including passing resolutions and executing such documents and formalities as may be required to consummate such Capital Increase.
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(2)    For the purpose of any Capital Increase in which one of the Parties is a Non-Participating Party, if the Non-Participating Party so requests in writing to the Board within ten (10) days after the Board’s and the Non-Participating Party’s receipt of the aforementioned notice from the Participating Party, the valuation of the Company for the purpose of the Capital Increase (and the consequent level of dilution of the Non-Participating Party) shall be based on the Fair Market Value of the Company to be determined by an independent appraiser, which shall be jointly selected and engaged by the Parties within a further ten (10) days from the Board’s receipt of the written request from the Non-Participating Party. As soon as practicable, and in any event not more than thirty (30) days following its engagement, the appraiser shall determine the Fair Market Value of the Company as at the date of the Capital Increase Notice. The Fair Market Value of the Company so determined pursuant to this article shall be final and binding on the Parties for the purpose of the Capital Increase.
(3)    Notwithstanding the foregoing Article 11(b)(2), the Participating Party shall have the right not to proceed with the Capital Increase (or any part thereof) if the Fair Market Value as determined pursuant to foregoing Article 11(b)(2) is more than 15% in excess of the valuation approved by the Shareholders’ Meeting as specified in the Capital Increase Notice.
(c)    Any decrease in the Registered Capital shall be made by the Parties in the same proportion as their then respective contributions to the Registered Capital, unless otherwise agreed in writing between the Parties.
Article 12    Transfer of Equity Interests
(a)    Unless otherwise provided herein, neither Party may offer to transfer or transfer all or any part of its interest in the Registered Capital of the Company to a third party without the prior written consent of the other Party. Subject to the foregoing, in the event of a proposed transfer by a Party of all or any part of its interest in the Registered Capital of the Company to a third party, the other Party shall have a right of pre-emption to acquire such interest subject of the proposed transfer on terms and conditions no less favorable than those offered to or by the third party transferee.
(b)    Notwithstanding Article 12(a), each Party (the “Transferring Party”) may transfer its interest in the Registered Capital, in whole or in part and at any time, to any of its Affiliates, provided that such Affiliate is capable of performing the Transferring Party’s obligations under the JV Contract and shall enter into an agreement in writing with the other Party agreeing to be bound by all terms and conditions thereof. The Transferring Party shall give prior written notice to the Board and to the other Party of the assignment, specifying the name, legal address and legal representative of the Affiliate. Such Affiliate shall agree in writing to be bound by all terms and conditions thereof.
(c)    Each Party undertakes to ensure that any such Affiliate to which it assigns all or part of its equity interests shall immediately, upon such Affiliate ceasing to be an Affiliate of
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such Party, transfer all of its equity interests which such Affiliate then holds to the Party (or to another of the Party’s Affiliates).
(d)    In case of a transfer of equity interests which is agreed between the Parties or otherwise permitted under these Articles of Association (including any transfer of equity interests pursuant to this Article 12 or Article 47) or the JV Contract, the Parties shall, and shall procure that the Company shall, cooperate to sign all documents (including amendments to the JV Contract and these Articles of Association to reflect such transfer) and take all other steps necessary to obtain governmental approvals and registrations to cause such transfer to be completed as soon as reasonably practicable and in any event within such timeframe as required under these Articles of Association and the JV Contract.
Chapter 4    Shareholders’ Meeting
Article 13    Authority of Shareholders’ Meeting
The Shareholders’ Meeting shall be the highest authority of the Company and shall have the following functions and powers:
(1)    to amend these Articles of Association (other than any amendment pursuant to item (8) below);
(2)    to approve any increase, decrease and any transfer of the Registered Capital (other than any proposed increase of Registered Capital pursuant to item (8) below) and the adjustment of shareholding percentage due to such decrease or transfer;
(3)    to approve any merger, split, conversion of corporate form, acquisition of another entity, establishment of a subsidiary or an equity joint venture with another entity;
(4)    to approve the termination, dissolution or liquidation of the Company;
(5)    to review and approve the annual financial budget plans, final annual financial accounts and audit report;
(6)    to review and approve the distribution of profits and loss make-up plans;
(7)    to approve the allocation and use of statutory and discretionary reserve funds of the Company;
(8)    to approve any increase of the Registered Capital in which the Parties are invited or otherwise entitled to participate in proportion to their respective shareholding percentages in the Company, and related amendments to the Articles of Association;
(9)    to determine the Company’s operational guidelines and investment plans;
(10)    to elect the Directors and supervisors and determine their remuneration;
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(11)    to review and approve the reports of Board of Directors and supervisors;
(12)    to approve the issuance of corporate bonds of the Company; and
(13)    any other functions and powers conferred by applicable laws, the JV Contract and these Articles of Association.
Article 14    Voting at the Shareholders’ Meeting
(a)    Each Party shall exercise its voting rights in accordance with its respective shareholding percentage in the Registered Capital on each matter to be decided at any Shareholders’ Meeting. A Director shall be entitled to represent and act on behalf of the Party that nominates him at any Shareholders’ Meeting if so authorized by such Party in writing.
(b)    Adoption of resolutions of the Shareholders’ Meeting on items (1) through (4) in Article 13 shall require the unanimous affirmative votes of all shareholders.
(c)    Adoption of resolutions of the Shareholders’ Meeting on items (5), (6), (9) and (12) in Article 13 shall require the affirmative votes of shareholders representing more than three-fourths (3/4) of the voting rights of all shareholders.
(d)    Adoption of resolutions of the Shareholders’ Meeting on items (7) and (8) in Article 13 shall require the affirmative votes of shareholders representing more than two-thirds (2/3) of the voting rights of all shareholders.
(e)    Any other resolution passed by the Shareholders’ Meeting shall only take effect with the affirmative votes of shareholders representing more than fifty percent (50%) of the voting rights of all shareholders.
(f)    In lieu of a Shareholders’ Meeting, a written resolution may be adopted. Such a resolution is adopted if sent to each of the Parties and affirmatively signed by the authorized representatives of both Parties.
Article 15    Convening and Quorum of the Shareholders’ Meeting
(a)    The Shareholders’ Meeting shall be held at least annually every year. Upon written request of shareholders representing 10% or more of the voting rights, or one third or more of the Directors or supervisors specifying the matters to be discussed, an interim Shareholders’ Meeting shall be convened. The Shareholders’ Meetings shall be convened by the Board and presided over by the Chairman. If the Chairman is unable or fails to perform his duties, the Vice Chairman shall preside over the Shareholders’ Meeting. If the Vice Chairman is unable or fails to perform his duties, a Director elected by a majority of the Directors shall preside over the Shareholders’ Meeting. If the Board is unable or fails to fulfill its duties to convene the Shareholders’ Meeting, the supervisors shall convene and preside over the Shareholders’ Meeting. If the supervisors do not convene or preside over such the Shareholders’ Meeting, shareholders representing one
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tenth or more of the voting rights may convene and preside over the Shareholders’ Meeting on their own initiative.
(b)    The quorum at any Shareholders’ Meeting shall be at least one (1) authorized representative of each of the Parties present in person. In case a quorum is not present at any Shareholders’ Meeting, the Chairman, the Vice Chairman, or the Director presiding over the meeting (as the case may be) shall forthwith deliver a written notice to convene an adjourned meeting with the same agenda as such meeting no more than ten (10) Business Days after such meeting.
Chapter 5    Board of Directors
Article 16    Composition of the Board
(a)    The Board shall consist of seven (7) Directors, of which four (4) shall be nominated by Party B and three (3) shall be nominated by Party A, and shall be elected by the Shareholders’ Meeting. The chairman of the Board (the “Chairman”) shall be appointed by Party B from the Directors nominated by Party B and the vice chairman of the Board (the “Vice Chairman”) shall be appointed by Party A from the Directors nominated by Party A. Unless otherwise agreed upon, the number of each Party’s Directors shall remain unchanged as long as the shareholding structure of the Company remains unchanged. After the Parties have nominated candidates for the position of the Directors, the Parties shall promptly pass resolutions at the Shareholders’ Meeting or sign resolutions in writing to elect such candidates as the Directors of the Company.
(b)    Any vacancy created on the Board of Directors, including the Chairman position, shall be re-nominated by the Party who originally nominated the Director whose absence created the vacancy, and shall be elected by the Shareholders’ Meeting. The name of the new Director shall be sent to the other Party and to the Company in writing.
Article 17    Chairman of the Board
The Chairman shall be the legal representative of the Company. The Chairman shall call and preside over the Board meetings. If the Chairman is unable or fails to perform his duties, the Vice Chairman shall preside over the Board meetings. If the Vice Chairman is unable or fails to perform his duties, a Director elected by a majority of the Directors shall preside over Board meetings.
Article 18    Term of Office of Directors
The term of the office for the Directors, including Chairman and the Vice Chairman, shall be three (3) years, which may be renewed for subsequent terms of three (3) years if such Director is re-nominated by the Party who had originally nominated such Director and re-elected by the Shareholders’ Meeting. However, each Party may replace any of the Directors it nominated during the Director’s office. In such event, such Party shall inform the other Party in writing about the replacement and the name of the new Director, the Parties shall promptly pass
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resolutions at the Shareholders’ Meeting or sign resolutions in writing to elect such individual as the Directors of the Company.
Article 19    Payment to Directors
The Directors shall serve without any remuneration, however, reasonable transportation and accommodation expenses incurred by the Directors for their attendance at the Board meetings shall be borne by the Company.
Article 20    Performance of Duties
The liability of the members of the Board of Directors who violate their duties shall be limited to actions or omissions that constitute a breach of their duties to the Company as established under applicable laws and regulations of the PRC.
Should claims be asserted by third parties against such Board members working the performance of their duties as Directors, the Company shall defend, indemnify, and hold harmless such Directors with respect to valid claims.
Chapter 6    Authority of the Board of Director
Article 21    Board Resolutions
(a)    The Board shall be responsible for and report its work to the Shareholders’ Meeting, implement resolutions of the Shareholders’ Meeting and shall have the following functions and powers:
(1)    to approve the suspension of business operations of the Company;
(2)    to review and approve the operating plans of the Company;
(3)    to approve the transfer, sale or mortgage (or provision of a security over) of the assets of the Company exceeding RMB 10,000,000;
(4)    to approve any lease or loan agreement for borrowing equivalent to or in excess of RMB 1,000,000 and all contracts or arrangements for licensing of technology or Know-How to or from third parties;
(5)    to approve the employment, wage, welfare and benefit, award and encouragement policies, conclusion of the employment agreements and other labor-related policies, and the Company’s expatriate policy, if any;
(6)    to appoint and remove the General Manager, Deputy General Manager, chief engineer, finance manager and internal auditor, operations manager and determine their remuneration;
(7)    to select and appoint the external auditor;
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(8)    to select and appoint any external architectural and engineering consultants in connection with any design and construction project of the Company involving expenditure equivalent to or in excess of RMB 1,000,000;
(9)    to establish and close any branch office and/or business office;
(10)    to purchase, sell or dispose of any fixed assets having a value equivalent to or in excess of RMB 1,000,000; and
(11)    any other powers conferred by applicable laws, the JV Contract and these Articles of Association or which the Shareholders’ Meeting authorizes to be exercised by the Board.
(b)    The matters in item (1) in this Article 21 shall require the unanimous approval of the Directors present in person or by proxy at a duly convened meeting of the Board. The matters in items (2) through (10) in this Article 21 shall require the approval of two-thirds (2/3) of the Directors present in person or by proxy at a duly convened meeting of the Board. Any other matters other than the foregoing addressed in this Article 21 requiring a resolution of the Board shall require the approval of a simple majority of the Directors present in person or by proxy at a duly convened meeting of the Board.
(c)    Resolutions of the Board of Directors must be in English and Chinese. Both versions shall be of equal validity and authenticity.
Chapter 7    Meetings of the Board of Directors
Article 22    Meetings of the Board and Location of Meetings
(a)    The Board shall convene at least one (1) meeting each Gregorian calendar year and may meet more often as it deems appropriate. Upon the written request of at least three (3) Directors specifying the matters to be discussed, the Chairman shall convene an interim meeting of the Board.
(b)    The Board of Directors shall hold its regular and interim meetings at such places within or outside China as decided by the Board. Any meeting of the Board may be held by telephone conference, video conference or similar communication equipment so long as all Directors participating in the meeting can hear and communicate with one another and all such Directors shall be deemed to be present in person at the meeting.
(c)    The Chairman shall send a written notice at least thirty (30) days prior to any meeting of the Board stating the subject, time and place of the meeting. Such notice shall be made in English and Chinese and shall contain the agenda of the meeting with attached materials necessary for consideration of the matters on such agenda. Notice of Board meetings may be waived by the Directors. Moreover, notice of a meeting shall be deemed given to any Director who attends the meeting in person or by proxy in writing without protesting, before or at its commencement, at the lack of notice to that Director.
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Article 23    Quorum and Proxy
A quorum for a meeting of the Board shall exist if two-thirds (2/3) of the Board members are present, in person or by proxy (the “Board Meeting Quorum”). Since the total number of Directors is seven (7), at least five (5) Directors shall be present, in person or by proxy, for a meeting.
If a Board Meeting Quorum is not present at a Board meeting that has been duly called, the Chairman shall immediately deliver a written notice to convene an adjourned Board meeting (the “Adjourned Meeting”) with the same agenda within fourteen (14) days after the first meeting.
The notice for the Adjourned Board meeting must be sent to all Directors and both shareholders. A Party may replace a Director nominated by such Party who was not present in the first Board Meeting with another person who acts for such Director in the Adjourned Meeting.
The majority of the Directors present at the Adjourned Meeting (including at least one Director nominated by Party A) shall constitute a quorum (“Adjourned Meeting Quorum”), provided that each of the Directors has received the notice of the Adjourned Meeting which contains the location, date, time and other relevant information relating to the participation in such Adjourned Meeting, and such Adjourned Meeting have been set up at the time and location reasonably convenient for all Directors to attend and in a way that would enable the Directors to participate in such meetings by telephone, video or other similar communication equipment.
If an Adjourned Meeting Quorum is not present at an Adjourned Meeting that has been duly called, the Chairman shall promptly deliver a written notice to convene a second adjourned Board meeting (the “Second Adjourned Meeting”) with the same agenda, to be held not less than two (2) and not more than fourteen (14) days after the Adjourned Meeting.
The notice for the Second Adjourned Meeting must be sent to all Directors and both shareholders. A Party may replace a Director nominated by such Party who was not present in the first Board Meeting or the Adjourned Meeting with another person who acts for such Director in the Second Adjourned Meeting.
The majority of the Directors present at the Second Adjourned Meeting shall constitute a quorum, provided that each of the Directors has received the notice of the Second Adjourned Meeting which contains the location, date, time and other relevant information relating to the participation in such Second Adjourned Meeting, and such Second Adjourned Meeting have been set up at the time and location reasonably convenient for all Directors to attend and in a way that would enable the Directors to participate in such meetings by telephone, video or other similar communication equipment.
If any Director is unable to attend a Board meeting, he may authorize another person, who may be another Director, to act as his representative by written proxy to attend and vote at such meeting on his behalf. If the absent Director gives a written proxy to another Director, the authorized Director shall be entitled to cast a vote for the absent Director in addition to his own
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vote. If a Director does not attend the Board meeting or appoint a proxy to attend, the absent Director shall be deemed to have waived his right to vote in such meeting.
Article 24    Resolution Adopted without Meeting
The Board of Directors may adopt a resolution without holding a meeting, if Directors approve the action by signing the resolution, which must be in English and Chinese. Any such resolution shall be binding on the Company only after the required number of Directors has signed the resolution.
Article 25    Voting; Attendance by General Manager and Others
Each Director shall have only one (1) vote and the Chairman shall have no decisive vote. All members of the Board shall use their best efforts at all times to reach a common understanding in all matters to be decided by the Board.
The General Manager may attend the Board meetings, but unless he is a Director, he shall have no right to vote at such meetings. Other management personnel, as requested, may also attend the meetings, but shall have no right to vote at such meetings. The Directors shall be entitled to conduct executive sessions during which non-Directors shall not be present, so the Directors may address matters that they determine should not be discussed with non-Directors.
Article 26    Meeting Minutes
The Board of Directors shall take and execute meeting minutes in English and Chinese and both versions shall be of equal validity and authenticity. The meeting minutes shall be signed by all the Directors and proxyholders present at the meeting and shall be maintained at the Company. Such minute book shall be available for inspection by any Director or his authorized representative at any reasonable time. Every Director as well as the Parties shall be furnished with a copy of the signed minutes of each meeting.
Article 27    Report of the Board of Directors
Any report prepared by the Board of Directors for review by the Shareholders’ Meeting shall be prepared in good faith, in compliance with applicable legal requirements and present relevant matters in a manner that is fair and not misleading.
Chapter 8    Supervisors; Management
Article 28    Supervisors
(a)    The Company shall have two (2) supervisors, of whom one (1) shall be nominated by Party A and one (1) by Party B, and shall be elected by the Shareholders’ Meeting.
(b)    Each supervisor shall be elected by the Shareholders’ Meeting for a term of three (3) years, and may be re-nominated by the Party that originally nominated such supervisor and elected by the Shareholders’ Meeting for subsequent terms of three (3) years. A
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supervisor may be removed and replaced at any time by the Party which had originally nominated such supervisor by way of written notice to the Parties and the Board. If the position of supervisor is vacated by retirement, resignation, illness, disability or death or by the removal of the original supervisor by a Party, the Party which has the right to nominate such Supervisor shall nominate a successor to serve out such supervisor’s term. The Parties shall promptly pass resolutions at the Shareholders’ Meeting or sign resolutions in writing to re-elect the aforesaid individual nominated for renewal, replacement and succession after vacancy as the supervisor of the Company.
(c)    The supervisors shall exercise the following authorities:
(1)    to inspect the financial status of the Company;
(2)    to supervise the duly-related acts of the Directors and senior management, and raise proposals on the removal of any Director or senior management who violates any applicable laws and regulations, the Articles of Association or shareholders’ resolutions;
(3)    to require any Director or senior management to make corrections if his/her act has jeopardized the interests of the Company;
(4)    to propose the convening of interim Shareholders’ Meetings, and convene and preside over any Shareholders’ Meeting when the Board fails to convene and preside over such meeting;
(5)    to raise proposals to the Parties;
(6)    to initiate actions against any Director or senior management who violates any applicable laws and regulations or these Articles of Association when performing his/her duties and causing damages to the Company; and
(7)    other authorities provided in the laws of the PRC.
(d)    The above scope of authority and powers of the supervisors shall be construed strictly in accordance with the provisions under applicable PRC laws as in effect from time to time and shall in no event exceed the scope of authority as conferred under such laws.
(e)    The expenses necessarily incurred by the supervisors for the performance of their duties shall be borne by the Company.
Article 29    Management Organization
The Company shall adopt a system where the General Manager shall be directly responsible and report to the Board of Director. The Company shall establish a management organization to undertake responsibility for the day-to-day operations of the Company. The management organization shall have a General Manager and Deputy General Manager. The General Manager shall be in charge of day-to-day management and operation of the Company.
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Article 30    The Responsibility of the General Manager
(a)    The responsibility of the General Manager is to carry out the decisions of the Board of Directors and to organize and conduct the daily management of the Company.
(b)    The General Manager shall have the responsibilities designated by the Board of Directors from time to time, which shall include, but not be limited to the following:
(1)    The General Manager shall be responsible for the preparation of the annual operating plans. The annual operating plans for each fiscal year of the Company shall be submitted to the Board of Directors for review prior to September of the preceding year and shall include comprehensive detailed information on:
(i)    the procurement of equipment and other assets of the Company;
(ii)    the raising and application of funds (including in foreign currency or in RMB);
(iii)    plans with respect to provision of Services by the Company;
(iv)    the repair and maintenance of the assets and equipment of the Company,
(v)    the estimated income and expenditures of the Company covered by the annual operating plan and budget, including capital expenditures;
(vi)    plans for training the working personnel;
(vii)    plans for hiring additional personnel;
(viii)    requirements of materials, fuel, water, electricity and other utilities, and all other expenses for the next year’s service activities; and
(ix)    such other items as requested by the Board of Directors from time to time.
(2)    The General Manager shall assist the Board in the preparation of the annual budget plans of the Company. The annual budget plans (including balance sheet, profit and loss statement, capital spending plans and cash flow projection) for each fiscal year of the Company shall be submitted to the Shareholders’ Meeting for review prior to November of the preceding year.
(3)    The General Manager shall be responsible for implementation of the annual operating plans approved by the Board of Directors and the annual budget plans approved by the Shareholders’ Meeting, provided, however that the General Manager shall have the flexibility, within guidelines established by the Board of Directors to modify the plan subject to the market conditions and the situation of the Company in the best interests of the Company.
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(4)    The General manager shall set up a number of departments according to the operation requirement of the Company and, after consultation with the Deputy General Manager, to appoint and remove the department managers (other than those management members that can only be appointed or removed by the Board subject to the provisions of Article 21(6)) who shall be responsible to and report (directly or indirectly) to the General Manager. In addition, the General Manager shall have the final decision in the selection of workers and staff.
(5)    Upon authorization by the Board of Directors, the General Manager shall have the right to execute contracts, agreements and other legal documents on behalf of the Company.
Article 31    Nomination and Appointment
(a)    Party B shall have the exclusive right to nominate a candidate for the position of the General Manager. Party A shall have the exclusive right to nominate a candidate for the position of the Deputy General Manager. The General Manager shall have the exclusive right to determine what management positions, other than those determined by the Board of Directors under Article 21(6), may be necessary and to appoint such persons to those positions as deemed appropriate by him (or her), after consultation with the Deputy General Manager. The Deputy General Manager shall assist with the work of the General Manager and report to the General Manager.
(b)    The General Manager and the Deputy General Manager shall be appointed and dismissed by the decision of the Board of Directors. The Board of Directors shall decide the appointment of the individual for the General Manager position from the candidate nominated by Party B and the individual for the Deputy General Manager position from the candidate nominated by Party A. The Parties shall cause the members of the Board of Directors nominated by it to ensure that their respective nominated candidates will be appointed as General Manager and Deputy General Manager by the Board of Directors.
(c)    The Parties have agreed to nominate for the General Manager and Deputy General Manager positions individuals who do not serve as a director, officer, employee, partner or other controlling person of a business entity, owned in whole or in part by other foreign or Chinese investors and/or business partners, that engages in services which compete with the business activities of the Company in the PRC.
Article 32    Term of Office; Resignation
The General Manager and Deputy General Manager shall serve in that position until resignation or replacement by the Board. The General Manager and Deputy General Manager may be dismissed at any time by a resolution of the Board as set forth in Article 21(6), with replacement candidates to be chosen as set forth in Article 31 hereof.
Chapter 9    Labor Management
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Article 33    Labor Contract
According to the Labor Law, the Labor Contract Law and other relevant laws and regulations of the PRC, the Company shall sign employment contracts with each of its employees which shall cover the recruitment, employment, dismissal and resignation, wages, labor insurance, welfare, rewards and bonuses, safety, labor discipline and other matters concerning the staff and workers and staff members of the Company in accordance with the relevant PRC laws and regulations.
Article 34    Employment of Expatriates
The Company may employ expatriates and/ or seconded employees from Party A or Party B or their affiliates. Details concerning their salaries, social insurance, welfare, housing, standard for traveling expenses etc. shall be determined by the Board of Directors and as may be established in the employment agreement between the Company and the expatriate.
Article 35    Autonomy in Employment
The General Manager shall formulate and present for review and approval by the Board rules and policies with respect to recruitment, employment, dismissal and resignation of employees of the Company and their wages, salaries, labor insurance, welfare awards, labor discipline and other matters, to dismiss workers and staff members as redundant in view of the scope of business and of securing profitability of the Company, as well as to maintain labor discipline in accordance with modern management practices and applicable laws and regulations of the PRC. Following approval by the Board, these rules and policies shall be implemented by or under the supervision of the General Manager.
Article 36    Trade Union
The Company’s employees may establish a trade union organization in accordance with the Trade Union Law of the PRC. If such trade union is established, the Company shall contribute two percent (2%) of its monthly actual payroll of employees to the trade union. The trade union’s activities shall comply with applicable laws and regulations of the PRC.
Chapter 10    Financial Affairs, Taxation and Auditing
Article 37    Financial and Accounting System
(a)    The Company shall establish its own financial and accounting system and rules governing financial affairs in accordance with the applicable laws and regulations of the PRC. The accounting system and rules of the Company shall be filed with local financial and tax authority for record.
(b)    The Company shall prepare its financial statements under PRC generally accepted accounting principles and shall also prepare such financial statements under such other national or international accounting standards as may be requested by any Shareholder. The Company shall use RMB as the base bookkeeping currency for its financial records.
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Article 38    Fiscal Year of the Company
The fiscal year of the Company shall start on January 1st of the Gregorian calendar year and end on December 31st of the same Gregorian calendar year. The first fiscal year of the Company shall commence on the date of issuance of the Company’s business license and end on December 31st of the same year.
Article 39    Funds to be Contributed
Annual allocations for reserve funds, expansion funds and welfare and bonuses funds for staff and workers shall be set aside from the after-tax profits in accordance with the relevant laws of and regulations of the PRC. The Company shall allocate 10% of its annual after-tax profits to a statutory reserve fund until the amount of such statutory reserve fund reaches 50% of the registered capital. Thereafter, the Company may retain a discretionary reserve fund from its after-tax profits subject to a resolution of the Shareholders’ Meeting in accordance with Article 13(7).
Article 40    Distribution of Profits
Except as otherwise decided by the Board of Directors, the after-tax profits may be distributed to each Party in proportion to its ratio in the Registered Capital of the Company after various funds have been contributed.
Any dividends payable to Party B shall be made in USD or another free convertible foreign currency acceptable to Party B and can be freely remitted out of China.
The Company shall not distribute profits unless the losses of previous fiscal year have been compensated. Remaining profit from a previous fiscal year can be distributed together with that of the current fiscal year.
Article 41    Auditing
Financial audit and examination of the Company shall be conducted by an independent auditor of international standing registered in the PRC and appointed by the Board of Directors. Audit reports shall be submitted to the Shareholders’ Meeting for review and approval.
Each Party shall have the right at any time, at its own cost, to send its own employees or to engage an independent auditor or certified public accountant registered in the PRC to inspect all vouchers, receipts, statistical statements and reports, account books and records and to undertake financial checking and examination with reasonable notice and demonstration of a reasonable business need for such audit.
Article 42    Financial Report
Upon a Party’s request, the Company shall prepare and provide to such Party monthly financial reports containing information requested by such Party. The Company shall also provide, on
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such timely basis as is specified by Party B, information requested by Party B for purposes of its income tax and other required filings in the United States.
The financial reports of the Company shall be approved and jointly signed by the General Manager and the finance manager, be prepared and kept in both the Chinese and English languages, and submitted to the local tax authority and financial authority if so legally required. Upon a Party’s request, the monthly financial reports shall be submitted to the Parties.
Article 43    Taxes
The Company shall pay taxes in accordance with the requirements of PRC laws and other applicable laws and regulations. The Company shall apply for any possible preferential tax treatment and investment incentives in accordance with the provisions of applicable Chinese laws and regulations. Staff members and workers of the Company shall pay individual income tax according to the applicable PRC laws and regulations.
Article 44    Bank Accounts
The Company shall open and maintain an RMB deposit account and foreign exchange deposit accounts with such banks or financial institutions in the PRC designated for engaging in RMB or foreign exchange business and the procedures for issuing and signing checks shall be decided by the Board of Directors and stated in the financial rules and policies of the Company. The Company may also open foreign exchange deposit accounts with foreign banks in foreign countries as designated by the Board of Directors upon approval by the State Administration of Foreign Exchange or its relevant local branch.
Article 45    Foreign Exchange
The Company may adopt all methods available to exchange the Company’s RMB to foreign currency when needed or required under existing and future PRC laws and regulations governing foreign exchange.
All of the Company’s foreign exchange income shall be deposited in the foreign exchange deposit accounts and all the payments in foreign exchanges shall be made from its foreign exchange deposit accounts.
The Company’s foreign exchange shall be used in such manner as decided by the Board of Directors.
Chapter 11    Duration and Termination
Article 46    Duration of the Company
Unless otherwise terminated pursuant to Article 47, the term of the Company shall be thirty (30) years, commencing from the date when its first business license is issued (“Joint Venture Term”). The duration of the Company shall be from January 13, 2003 to January 12, 2033. The
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term of the Company may be further extended subject to the mutual written agreement of the Parties and any such extension shall be filed with the SAMR.
Article 47    Termination
(a)    Subject to Article 47(c), the Company shall be dissolved (i) upon expiration of the Joint Venture Term or any extension thereof or (ii) if any of the following conditions or events occur and a resolution of the Shareholders’ Meeting is adopted for such dissolution:
(1)    if the Parties mutually agree in writing to terminate the JV Contract.
(2)    if occurrence of any force majeure event as set forth in and subject to the provisions of Article 23 of the JV Contract that hinders the performance of the JV Contract for more than one-hundred and eighty (180) days;
(3)    the bankruptcy or insolvency of either Party;
(4)    if any governmental authority having authority over either Party or the Company promulgates any policy, law or regulation that is reasonably expected to cause significant long term adverse consequences to the Company or either Party and the Parties are unable to agree upon necessary adjustments as provided in Article 57;
(5)    the Company’s business license is revoked, or it is ordered to close down or to be dissolved according to applicable laws and regulations; or
(6)    the Company encounters serious difficulty in its operations or management and is consequently unable to substantially realize its desired purpose as stated in the JV Contract and if the Company continues to operate, the shareholders will suffer significant losses and such difficulty cannot be solved by any other means, either Party having applied to a competent court to dissolve the Company and the court grants approval to do so.
(b)    Subject to Article 47(c) and Article 47(d), if any of the terms and conditions of the JV Contract is materially breached by a Party and such breach is not cured by the breaching Party within 180 days after the other Party has delivered a written notice of the breach to the breaching Party, the non-breaching Party may terminate the JV Contract by delivering another written notice (the “Breach Termination Notice”) to the breaching Party specifying a date of termination, which shall be a date at least 180 days following the Breach Termination Notice, and, in addition, the non-breaching Party shall have the right to request the breaching Party to indemnify the losses it has incurred or suffered in accordance with Article 21 of the JV Contract.
(c)    Upon occurrence of any of the following: (1) the Parties are unable to reach agreement on the extension of the Joint Venture Term at least 180 days prior to the date of expiry of the same; (2) any of termination events as set forth in Article 47(a) occurs; or (3) Party A
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commits a material breach of the JV Contract and Party B has delivered a Breach Termination Notice to Party A pursuant to Article 47(b), Party B shall be entitled, at any time prior to the later of (i) the establishment of the liquidation committee by the Company; and (ii) the expiry of a ninety (90)-day period following the occurrence of the relevant triggering event, to notify Party A in writing to request that Party A sells its entire equity interest in the Company to Party B at a price equal to the Fair Market Value of such equity interest. Any such sale shall be subject to and carried out in accordance with then applicable laws and regulations (including those relating to the disposal of state-owned assets). If the then applicable laws and regulations require that any sale of Party A’s equity interest in the Company be subject to any State-owned asset appraisal, administrative approval, public listing or bidding procedure, then such procedure shall be complied with and Party B shall acknowledge and agree to follow such procedure. Party A agrees that Party B may participate in such procedure as a buyer unless Party B is prohibited by applicable PRC laws and regulations from participating in such procedure (including exercising its right of pre-emption pursuant to Article 12(a) or otherwise provided under applicable PRC law to purchase such equity interest and at such price as determined pursuant to such procedure). Subject to compliance with then applicable laws and regulations (including those related to the disposal of state-owned assets), Party A shall use reasonable efforts to exclude any third party whose primary business, by revenue, consists of testing, inspection and/or certification of third-party products and/or services. Subject to compliance with then applicable laws and regulations (including those related to the disposal of state-owned assets), the Parties shall use all reasonable efforts to complete the sale of Party A’s equity interest pursuant to the foregoing within 120 days (which may be reasonably extended by the Parties to the extent necessary due to any then prevailing legal or regulatory reason or the occurrence of a force majeure event) following the request notified in writing by Party B to Party A. If following the occurrence of the relevant triggering event, Party B does not notify Party A in writing of its request to purchase Party A’s equity interest in the Company within the timeframe prescribed above, then the Company shall proceed to carry out the dissolution and liquidation procedure in accordance with Chapter 12.
(d)    If Party B commits a material breach of the JV Contract and Party A has delivered a Breach Termination Notice to Party B pursuant to Article 47(b), Party A shall be entitled, at any time prior to the later of (1) the establishment of the liquidation committee by the Company; and (2) the expiry of a ninety (90)-day period following the delivery by Party A of the Breach Termination Notice to Party B, to notify Party B in writing to request that Party B purchases the entire equity interest in the Company held by Party A at a price equal to the Fair Market Value of such equity interest. Any such sale shall be subject to and carried out in accordance with then applicable laws and regulations (including those relating to the disposal of state-owned assets). If the then applicable laws and regulations require that any sale of Party A’s equity interest in the Company be subject to any State-owned asset appraisal, administrative approval, public listing or bidding procedure, then such procedure shall be complied with and Party B shall acknowledge and agree to follow such procedure. Party A agrees that Party B may participate in such procedure as a buyer unless Party B is prohibited by applicable PRC laws and regulations from
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participating in such procedure (including exercising its right of pre-emption pursuant to Article 12(a) or otherwise provided under applicable PRC law to purchase such equity interest and at such price as determined pursuant to such procedure). Subject to compliance with then applicable laws and regulations (including those related to the disposal of state-owned assets), Party A shall use reasonable efforts to exclude any third party whose primary business, by revenue, consists of testing, inspection and/or certification of third-party products and/or services. Subject to compliance with then applicable laws and regulations (including those related to the disposal of state-owned assets), the Parties shall use all reasonable efforts to complete the sale of Party A’s equity interest pursuant to the foregoing within 120 days (which may be reasonably extended by the Parties to the extent necessary due to any then prevailing legal or regulatory reason or the occurrence of a force majeure event) following the request notified in writing by Party A to Party B. If following the delivery by Party A of the Breach Termination Notice to Party B, Party A does not notify Party B in writing of its request for Party B to purchase Party A’s equity interest in the Company within the timeframe prescribed above, then the Company shall proceed to carry out the dissolution and liquidation procedure in accordance with Chapter 12.
(e)    Subject to the provisions of this Article 47(e), if a Change of Control Involving Competitor occurs in respect of Party A, Party B shall be entitled, in its sole discretion and at any time following such Change of Control Involving Competitor in respect of Party A, to notify Party A in writing to require Party A to sell its entire equity interest in the Company to Party B at a price equal to the Fair Market Value of such equity interest. If a Change of Control Involving Competitor occurs in respect of Party B, Party A shall be entitled, in its sole discretion and at any time following such Change of Control Involving Competitor in respect of Party B, to notify Party B in writing to require Party B to purchase Party A’s entire equity interest in the Company at a price equal to the Fair Market Value of such equity interest. Any sale of Party A’s equity interest pursuant to the foregoing shall be subject to and carried out in accordance with then applicable laws and regulations (including those relating to the disposal of state-owned assets). If the then applicable laws and regulations require that any sale of Party A’s equity interest in the Company be subject to any State-owned asset appraisal, administrative approval, public listing or bidding procedure, then such procedure shall be complied with and Party B shall acknowledge and agree to follow such procedure. Party A agrees that Party B may participate in such procedure unless Party B is prohibited by applicable PRC laws and regulations from participating in such procedure (including exercising its right of pre-emption pursuant to Article 12(a) or otherwise as provided under applicable PRC law to purchase such equity interest and at such price as determined pursuant to such procedure). Subject to compliance with then applicable laws and regulations (including those related to the disposal of state-owned assets), Party A shall use reasonable efforts to exclude any third party whose primary business, by revenue, consists of testing, inspection and/or certification of third-party products and/or services. Subject to compliance with then applicable laws and regulations (including those related to the disposal of state-owned assets), the Parties shall use all reasonable efforts to complete the sale of Party A’s equity interest pursuant to the foregoing within 120 days (which may be
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reasonably extended by the Parties to the extent necessary due to any then prevailing legal or regulatory reason or the occurrence of a force majeure event) following the initial request notified in writing by Party A or Party B, as applicable.
For the purpose of this Article 47(e), a “Change of Control Involving Competitor” of a Party (the “Change of Control Party”) means, (1) any consolidation, amalgamation, merger, scheme of arrangement or similar business combination transaction or reorganization of the Change of Control Party by, with or into any other Person, or (2) the acquisition of more than 50% of the outstanding equity interests or voting rights in the Change of Control Party, in each case such that immediately following such transaction a competitor of the other Party or of the Company (other than any Affiliate of the Change of Control Party) (i) owns in the aggregate more than 50% of the outstanding equity interests or voting rights in the Change of Control Party (or the surviving entity in such transaction) or (ii) has the right to appoint a majority of the members of the board or similar governing body of the Change of Control Party (or the surviving entity in such transaction). Notwithstanding the foregoing, (x) a public listing of securities of a Party or any of its Affiliates, or (y) if a Party is publicly listed or is under the direct or indirect control of an Affiliate that is publicly listed, then any acquisition, disposal, issuance or other transaction in the shares of the relevant publicly listed entity shall not constitute a “Change of Control Involving Competitor” of such Party.
Chapter 12    Liquidation
Article 48    Liquidation
Upon the expiration of the Joint Venture Term or upon earlier termination of the Company pursuant to or Article 47, and subject to any process as otherwise provided in Article 47, the Company shall proceed to be dissolved and liquidated in accordance with Article 49 through Article 51 and the applicable laws and regulation of the PRC.
For the avoidance of doubt, the Company shall not be dissolved and liquidated in the event that the entire equity interest in the Company is acquired by Party B pursuant to any of the processes provided in Chapter 11 and Chapter 12.
Article 49    Liquidation Committee
(a)    The Company shall set up a liquidation committee to carry out the dissolution and liquidation of the Company. The liquidation committee shall comprise of at least one representative of each of the Parties and such other persons (including professional advisors) as permitted or required under applicable law. The liquidation committee may exercise the following functions and powers during the process of liquidation:
(1)    preparing balance sheet and list of properties and assets of the Company, and preparing the liquidation plan of the Company;
(2)    notifying creditors of the Company by mail or public announcement;
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(3)    disposing and liquidating the properties and assets of the Company;
(4)    handling and terminating any unfinished business activities of the Company;
(5)    paying off outstanding taxes and the taxes, costs and expenses incurred in the process of liquidation;
(6)    claiming and asserting creditor rights of the Company and discharging the debts and other liabilities of the Company in accordance with applicable laws;
(7)    disposing the remaining properties and assets after all debts and liabilities have been repaid and discharged;
(8)    accounting for and distributing remaining properties and assets, and the proceeds realized from the disposal of such properties and assets to the Parties; and
(9)    representing the Company in legal proceedings.
(b)    The liquidation committee shall notify the creditors of the Company in such manner and within such timeframe as required under applicable laws.
(c)    The liquidation committee shall after having prepared the balance sheet and list of properties assets of the Company, submit the same to the Parties. Party B may notify the liquidation committee in writing such properties or assets of the Company (including but not limited to testing equipment, intellectual property rights and customer contracts) that it wishes to acquire, and be entitled to a pre-emptive right to acquire such properties and assets through the asset disposal and liquidation procedure administered by the liquidation committee, provided that where a valid offer for any such property or asset has been received from a third party, Party B shall exercise such pre-emptive right on terms and conditions taken as a whole that are not less favorable to Party A than those offered by such third party.
(d)    During the liquidation procedure, the Company shall continue to exist but shall not carry out any business or trading activities other than such activities strictly related to the purpose of liquidation as determined by the liquidation committee.
Article 50    Distribution of Assets
After paying off the liquidation expenses (including remuneration of the liquidation committee, any expenses in connection with the legal proceedings, and expenses incurred in the common interest of creditors), wages of employees, social insurance contributions and other employees liabilities, outstanding taxes, debts and liabilities of the Company, any properties or assets (or the proceeds realized from the disposal of such properties and assets) remaining thereafter shall be distributed among the Parties in accordance with their respective shareholding percentages in the Company.
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Article 51    Liquidation Report
After the liquidation procedure of the Company is completed, the liquidation committee shall prepare a liquidation report and submit the report to the Shareholders’ Meeting for confirmation and thereafter make all necessary filings and submissions to the SAMR to cancel the Company’s registration and hand in its business license. After the de-registration of the Company with the SAMR, its original accounting books shall be retained by Party B and copies shall be kept by Party A. The liquidation committee shall also make a public announcement regarding the ceased-registration of the Company.
Chapter 13    Insurance; Compliance and Anti-Bribery; Data Protection
Article 52    Insurance
The Company shall, at its own cost and expense at all times during the operation of the Company, take out and maintain full and adequate insurance against loss or damage by fire and such other risks as customarily insured against, including but not limited to liability insurance. The Company shall be insured by insurance company in China.
Article 53    Compliance; Anti-Bribery
(a)    The Company shall comply with all applicable laws, statutes and regulations and the internal rules and policies of the Company in its conduct of business and shall maintain strict compliance with all anti-bribery and anti-corruption laws and regulations of the PRC, any other anti-bribery and anti-corruption laws and regulations that may be applicable to the Company and the Parties, including the internal anti-bribery and anti-corruption policies of Party B’s group companies as notified to the Company from time to time, and shall establish and implement appropriate reporting protocols and requirements to oversee such compliance.
(b)    Upon the request of either Party, the Company shall provide all reasonable support and assistance (including but not limited to providing any information, books and records of the Company and allowing access to senior management members or other employees and agents of the Company as reasonably requested by a Party) to such Party and its professional advisors for the purpose of conducting any review or audit of the Company’s compliance with applicable laws (including but not limited to the anti-bribery and anti-corruption laws and regulations referred to in Article 53(a)).
Article 54    Data Protection
Company shall (a) comply with all applicable laws and regulations relating to the collection, use, storage, disclosure, provision, transfer, processing, retention, preservation and accuracy of all data in the operation of the Company and (b) implement and maintain operational, technical and physical measures, policies and procedures to protect the security, confidentiality and integrity of data subject to protection under applicable laws and regulations in line with market practice customarily adopted by companies operating in similar business sectors as the Company.
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Chapter 14    Amendment of the Articles of Association
Article 55    Amendments or Alteration
Any amendment or alteration of these Articles of Association shall come into force if in writing and signed by the Parties. The amendments to the Articles of Association shall also be signed by the legal representative of the Company and affixed with the chop of the Company.
Chapter 15    Miscellaneous Provisions
Article 56    Language of these Articles of Association; JV Contract
Interpretation
(a)    These Articles of Association shall be written in a Chinese version and in an English version. The English and the Chinese versions shall be of equal validity and authenticity. In case of discrepancy between the two versions, the Parties will determine their common intention through friendly discussion.
(b)    In the event of any conflict or discrepancy between the JV Contract and these Articles of Association, the JV Contract shall prevail.
Article 57    Change of Law
If a Party’s economic benefits are adversely and materially affected by the promulgation of any new laws or regulations of the PRC or the United States or the amendment or interpretation of any existing laws or regulations of the PRC or the United States after the effective date of the JV Contract and/or these Articles of Association, the Parties shall promptly consult with each other and use their best efforts to implement any adjustment necessary to maintain each Party’s economic benefits under the JV Contract and/or these Articles of Association on the basis that is no less favorable than the economic benefit it would have derived had such laws or regulations not been promulgated or amended or so interpreted.
Article 58    Making Good
If any provision of these Articles of Association is or becomes invalid or unenforceable because of legal or regulatory requirements, the Parties shall use all reasonable efforts to negotiate in good faith for a valid and enforceable provision which shall reflect the legal and economic substance of the invalid or unenforceable provision as closely as possible.
Article 59    Severability
The invalidity of a provision of these Articles of Association due to any law or regulation shall not relieve any of the Parties from its obligations under the other provisions of these Articles of Association nor deprive any of the Parties of the benefits of such other provisions.
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Article 60    Execution
These Articles of Association shall be executed by the Parties in two (2) original copies in English and in two (2) original copies in Chinese, of which each party shall hold one (1) set in each language.
Article 61    Governing Law and Date of Effectiveness
These Articles of Association shall be governed by laws of the PRC and shall come into force when these Articles of Association are executed by the authorized representatives of the Parties.
Article 62    Confidentiality
Confidential Information shall be protected in accordance with the following provisions:
(a)    During the Joint Venture Term (including any extensions thereof) and for a period of five (5) years thereafter, unless (i) the information comes into the public domain through no fault of the receiving Party, or (ii) previously authorized in writing to disclose the information by the Party that originally provided such information, or (iii) any disclosure is required under applicable law, regulation, stock exchange rules (including in connection with any proposed offering of securities of a Party or its relevant Affiliate) or pursuant to the binding order of any competent governmental authority or judicial body, each Party and the Company shall maintain the confidentiality of such Confidential Information and shall not disclose to any third party, or use Confidential Information for any purpose, except in accordance with the terms and conditions of the JV Contract or these Articles of Association. Each Party and the Company shall disclose such Confidential Information only to their employees, directors, trustees, agents and external consultants whose duties require such disclosure and shall take all other reasonable precautions to prevent unauthorized use and disclosure.
(b)    The Parties shall cause their directors, officers, agents, external consultants and employees, and those of their divisions, subsidiaries or affiliates, to comply with the confidentiality obligation set forth herein. To this effect, a confidentiality obligation clause shall be included in all of the Labor Contracts and consulting contracts signed by the Company.
Article 63    Effectiveness
The Parties hereby acknowledge, agree and confirm that, as of the date hereof, the 2002 Articles of Association shall be replaced and superseded by these Articles of Association in their entirety, and that neither Party has any claim against nor any liability towards the other Party under the 2002 Articles of Association. Each Party agrees and does hereby unconditionally and irrevocably confirm and undertake that it has no claim, charge, cause of action, demand or complaint whatsoever against the other Party, its shareholders, members, Affiliates, directors, managers, officers, employees, representatives, agents, successors or permitted assignees under, arising out of or relating to any of the obligations and covenants set forth in the 2002 Articles of
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Association, and that it forever waives, releases, and discharges in full the other Party, its shareholders, members, Affiliates, directors, managers, officers, employees, representatives, agents, successors or permitted assignees from any and all such claims, charges, causes of action, demands or complaints to the extent that these may exist or arise.
The Parties hereby further mutually acknowledge, agree and confirm that none of the business activities carried on by either Party or its Affiliates in or outside of the PRC on or prior to the date hereof has been or is in breach of any provision of the 2002 Articles of Association, and that notwithstanding any provisions of the 2002 Joint Venture Establishment Contract or the 2002 Articles of Association, each Party and its Affiliates shall at all times after the date hereof continue to be entitled to conduct such business activities.
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Schedule 1
Definitions
In these Articles of Association, the following expressions shall have the meanings set out below:
“Adjourned Meeting” has the meaning set forth in Article 23.
“Adjourned Meeting Quorum” has the meaning set forth in Article 23.
“Affiliate” shall mean, when used with reference to a particular Person, (a) another Person controlled by, controlling or under common control with that particular Person, where control means either (i) the ownership, either directly or indirectly, of more than fifty percent (50%) of the voting rights or comparable interests, (ii) the right to elect the majority of the directors; or (iii) the power or authority to direct or cause the direction of the management and policies, including by contract or otherwise, or (b) such other affiliates and subsidiaries of the Parties as may be jointly agreed in writing by the Parties from time to time. For the purpose of these Articles of Association, the Company shall not be considered an Affiliate of any of the Parties.
“Articles of Association” means these Articles of Association.
“Board” or “Board of Directors” shall mean the board of directors of the Company.
“Board Meeting Quorum” has the meaning set forth in Article 23.
“Business Day” shall mean a day other than a Saturday, Sunday or any statutory holiday in the PRC or the United States of America.
“Capital Increase” has the meaning set forth in Article 11(b).
“Capital Increase Amount” has the meaning set forth in Article 11(b).
“Capital Increase Notice” has the meaning set forth in Article 11(b).
“CCC” shall mean the China Compulsory Certification scheme or such other name given to the prevailing certification scheme in the PRC.
“Chairman” has the meaning set forth in Article 16(a).
“China” or “PRC” shall mean , which for the purpose of these Articles of Association only, exclude the Hong Kong Special Administrative Region, the Macau Special Administrative Region, and the Province of Taiwan, and the term “Chinese” shall be construed accordingly.
“Commercial Inspection and Testing Services” shall mean inspection and testing services performed pursuant to requirements by the Company’s or Party B’s clients.

“Confidential Information” shall mean all technical and engineering, construction, economic, financial, sales, marketing and other confidential information relating to or belonging to the Company, either Party or its Affiliates, and provided in writing or orally by the disclosing Party to the receiving Party in connection with the negotiation of this project or for the implementation of the JV Contract, except publicly known information, information independently developed by the receiving Party, or information obtained by the receiving Party from any third party source without breaching any confidentiality obligation towards the disclosing Party.
“Deputy General Manager” shall mean the deputy general manager of the Company.
“Director” shall mean the director of the Company.
“Electromagnetic Compatibility and Telecom Testing Services” shall mean testing of products for electromagnetic compatibility and to telecom standards.
“Fair Market Value” of the Company or a specific asset shall mean the fair market value of the Company or such asset as established in an appraisal by an independent accounting firm of internationally recognized standing and mutually acceptable to the Parties. The appraiser shall make its determination of the Fair Market Value applying commonly accepted valuation methodology for the industry and taking into account such factors as in its professional judgment it deems relevant, including any impact on the Company’s value resulting from any change of shareholder or the percentage stake of any shareholder. Each Party may submit, within the time constraints specified by the appraiser, proposals for valuing the Company or the asset, provided that the determination of the appraiser need not be limited to the factors contained in the submissions of the Parties.
“Follow-up Services” shall mean conducting regular announced or unannounced factory visits to audit and report on the means by which authorized manufacturers exercise their control to assure conformance of their products with certification requirements.
“General Manager” shall mean the general manager of the Company.
“International Compliance Services” shall mean assisting clients in obtaining conformity assessment services throughout the world by utilizing Party B’s network of Affiliates and parties with whom Party B has executed Memoranda of Understanding or other agreements for the provision of such services.
“Joint Venture Term” has the meaning set forth in Article 46.
“Know-How” shall mean certain confidential materials and information concerning tests, test materials, testing procedures, and applicable standards, policies, procedures, requirements and technical specifications provided or licensed by Party B or its Affiliate to the Company to conduct its business.

“Local Certification Services” shall mean issuance of Chinese safety certifications under the CCC Scheme by the Company, when permitted, for products intended for distribution in the PRC.
“Local Testing Services” shall mean testing of products by the Company for Chinese safety certification by the Company or Party A, when permitted, or by other product safety certification organizations for products intended for distribution in China.
“Management Systems Assessment and Registration Services” shall mean management systems assessments to determine whether clients’ facilities conform to the International Organization for Standardization (“ISO”) series of standards and registration of compliant management systems.
“Non-Participating Notice” has the meaning set forth in Article 11(b).
“Non-Participating Party” has the meaning set forth in Article 11(b).
“Participating Notice” has the meaning set forth in Article 11(b).
“Participating Party” has the meaning set forth in Article 11(b).
“Person” shall mean any individual, company, legal person enterprise, non-legal person enterprise, joint venture, partnership, wholly owned entity, unit, trust or other entity or organization.
“Product Safety Testing and Certification Services” shall mean testing and initial certification of products (excluding Follow-Up Services) by the Company for safety certification either by the Company or by Party B, Party B’s Affiliates, or as a subcontractor for other product safety certification organizations for products intended for distribution in the PRC or internationally.
“Registered Capital” shall mean the total amount of capital of the Company subscribed by the Parties, registered with the SAMR and shown on the Company’s business license.
“Renminbi” or “RMB” shall mean the lawful currency of China.
“SAMR” means the State Administration for Market Regulation or its competent local branches.
“Second Adjourned Meeting” has the meaning set forth in Article 23.
“Services” shall mean Product Safety Testing and Certification Services, Commercial Inspection and Testing Services, Management Systems Assessment and Registration Services, Electromagnetic Compatibility and Telecom Testing Services, International Compliance Services, Local Testing Services, Local Certification Services and all ancillary or relevant services, but excluding Follow-up Services of UL safety certification.
“Shareholders’ Meeting” means the shareholders’ meeting of the Company.

“Transferring Party” has the meaning set forth in Article 12(b).
“USD” shall mean the United States Dollar, the lawful currency of the United States of America.
“Vice Chairman” has the meaning set forth in Article 16(a).

IN WITNESS WHEREOF these Amended and Restated Articles of Association have been signed on behalf of the Parties on the date first above written.
Party A:
China Certification & Inspection (Group) Co., Ltd.
(Company Chop)

By:
Name:
Title:
Signature Page

IN WITNESS WHEREOF these Amended and Restated Articles of Association have been signed on behalf of the Parties on the date first above written.
Party B:
UL LLC

By:
Name:
Title:
Signature Page